UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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American Apparel, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 29, 2009

Dear Fellow Stockholder:

We are pleased to invite you to the 2009 Annual Meeting of Stockholders of American Apparel, Inc., to be held on June 17, 2009, at 2:00 p.m., Pacific Time, at the headquarters of American Apparel, Inc. at 747 Warehouse Street, Los Angeles, California 90021.

The matters to be considered and voted upon at the Annual Meeting are described in the Notice of Annual Meeting of Stockholders and the Proxy Statement that accompany this letter.

Under rules recently adopted by the Securities and Exchange Commission, we our providing access to our 2009 Annual Meeting materials, which include the accompanying Proxy Statement and our 2008 Annual Report on Form 10-K, over the Internet in lieu of mailing printed copies. We will begin mailing, on or about April 30, 2009, a “Notice of Internet Availability of Proxy Materials” to our stockholders. The Notice of Internet Availability of Proxy Materials (which is different than the Notice of Annual Meeting of Stockholders that accompanies this letter) will contain instructions on how to access and review the 2009 Annual Meeting materials and vote online. The Notice of Internet Availability of Proxy Materials also will contain instructions on how you can request a printed copy of the 2009 Annual Meeting materials, including a proxy card if you are a record holder or a voting instruction form if you are beneficial owner.

It is very important that your shares be represented and voted at the Annual Meeting. Please read the attached Proxy Statement and vote your shares as soon as possible.

Thank you for your continued support of American Apparel.

Sincerely,

/s/ Dov Charney

Dov Charney
Chairman of the Board

AMERICAN APPAREL, INC.

747 Warehouse Street

Los Angeles, California 90021

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 17, 2009

Time and Date:	2:00 p.m., Pacific Time, on Wednesday, June 17, 2009

Place:	American Apparel, Inc. headquarters located at 747 Warehouse Street, Los Angeles, California 90021

Items of Business:

1.      To elect Messrs. Jacob Capps, Adrian Kowalewski and Neil Richardson to the Board of Directors, each to serve for a term of three years and until his successor is duly elected and qualified, or such director’s earlier death, resignation or removal.

2. To ratify the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2009.

3.      To approve the issuance of shares of common stock upon exercise of the warrant issued to an affiliate of Lion Capital LLP at a price less than the floor price if the anti-dilution provisions of the warrant so require.

4. To approve the American Apparel, Inc. Incentive Compensation Plan.

5. To consider and transact such other business as may properly come before the Annual Meeting.

Board of Directors Recommendation: The Board of Directors recommends that you vote “FOR” the election of each nominee for the Board of Directors and “FOR” each of Items 2, 3 and 4.

Adjournments and Postponements: Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date: You are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof only if you were a holder of record of shares of American Apparel, Inc. common stock as of the close of business on April 28, 2009. If your shares are held in an account at a brokerage firm, bank or similar organization, that organization is considered the record holder for purposes of voting at the Annual Meeting and will provide you with instructions on how you can direct that organization to vote your shares.

Internet Access to Proxy Materials: Under rules recently adopted by the Securities and Exchange Commission, we are providing access to our 2009 Annual Meeting materials, which include the accompanying Proxy Statement and our 2008 Annual Report on Form 10-K, over the Internet in lieu of mailing printed copies. We will begin mailing, on or about April 30, 2009, a “Notice of Internet Availability of Proxy Materials” (which is different than this Notice of Annual Meeting of Stockholders) to our stockholders. The Notice of Internet Availability of Proxy Materials will contain instructions on how to access and review the 2009 Annual Meeting materials and vote online. The Notice of Internet Availability of Proxy Materials also will contain instructions on how you can request a printed copy of the 2009 Annual Meeting materials, including a proxy card if you are a record holder or a voting instruction form if you are beneficial owner.

Voting: Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the accompanying Proxy Statement and our 2008 Annual Report on Form 10-K and vote as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions in the Notice of Internet Availability of Proxy Materials and the section entitled “Questions and Answers about the Proxy Materials and Annual Meeting” beginning on page 1 of the accompanying Proxy Statement.

Admission: Space limitations make it necessary to limit attendance at the Annual Meeting to stockholders and one guest. If your shares are held in an account at a brokerage firm, bank or similar organization and you wish to attend the Annual Meeting, you must obtain a letter from that brokerage firm, bank or similar organization confirming your beneficial ownership of the shares as of the record date and bring it to the Annual Meeting. Admission to the Annual Meeting will be on a first-come, first-served basis. Cameras and recording devices will not be permitted at the Annual Meeting.

The Annual Meeting will begin promptly at 2:00 p.m., Pacific Time.

Registration will begin at 1:30 p.m., Pacific Time.

Sincerely,

/s/ Glenn A. Weinman

Glenn A. Weinman
Senior Vice President, General Counsel and Secretary

Los Angeles, California

April 29, 2009

AMERICAN APPAREL, INC.

747 Warehouse Street

Los Angeles, California 90021

PROXY STATEMENT

FOR 2009 ANNUAL MEETING OF STOCKHOLDERS

To be held on June 17, 2009

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

Q:	Why am I receiving these materials?

A:	This proxy statement (this “Proxy Statement”), together with our Annual Report on Form 10-K for the year ended December 31, 2008 (our “Annual Report”), is being made available to stockholders commencing on or about April 30, 2009 in connection with the solicitation by the Board of Directors (the “Board of Directors” or the “Board”) of American Apparel, Inc. (the “Company” or “American Apparel”) of proxies for use at the 2009 Annual Meeting of Stockholders and any adjournments or postponements thereof (the “Annual Meeting”) to be held at the Company’s headquarters located at 747 Warehouse Street, Los Angeles, California 90021, on Wednesday, June 17, 2009, at 2:00 p.m., Pacific Time, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders.

Q:	Will I be receiving printed copies of the 2009 Annual Meeting materials?

A:	You will not receive printed copies unless you request them by following the instructions in the “Notice of Internet Availability of Proxy Materials” (the “Notice”) that you will receive in the mail. The Notice is different than the Notice of Annual Meeting of Stockholders that accompanies this Proxy Statement. We will begin mailing the Notice to stockholders on or about April 30, 2009.

Under rules recently adopted by the Securities and Exchange Commission (the “SEC”), we are providing access to our 2009 Annual Meeting materials, which include this Proxy Statement and our Annual Report, over the Internet in lieu of mailing printed copies. The Notice will contain instructions on how to access and review the 2009 Annual Meeting materials and vote online. This electronic access process is designed to expedite stockholders’ receipt of materials, lower the cost of the Annual Meeting and help conserve natural resources. The Company encourages you to take advantage of the availability of the proxy materials on the Internet.

The Notice also will contain instructions on how you can request a printed copy of the 2009 Annual Meeting materials, including a proxy card if you are a record holder or a voting instruction form if you are a beneficial owner. By following the instructions in the Notice, you may request to receive, at no cost, a printed copy in paper or via e-mail of the 2009 Annual Meeting materials and materials for future proxy solicitations. Your request to receive materials in paper or via e-mail will remain in effect until you terminate it.

Q:	I share an address with another stockholder, and we received only one copy of the Notice. How may I obtain a separate copy of the Notice?

A:

The Company has adopted a procedure called “householding,” which the SEC has approved. Under this procedure, the Company may deliver a single copy of the Notice to stockholders who share the same address unless the Company has received contrary instructions from one or more of the stockholders. This procedure reduces the Company’s printing costs, mailing costs and fees. All stockholders have the ability to access the 2009 Annual Meeting materials on the website referred to in the Notice. If you would like to receive a separate copy of the Notice, please submit your request to:

American Apparel, Inc.

Attn: Investor Relations

747 Warehouse Street

Los Angeles, California 90021

(213) 488-0226

Similarly, if you share an address with another stockholder and received multiple copies of the Notice, you may write or call us at the above address and phone number to make arrangements to receive a single copy of the Notice at the shared address in the future.

In addition, if you share the same address with another stockholder and requested a printed copy of the 2009 Annual Meeting materials, you may write or call us at the above address to request that a separate copy of the 2009 Annual Meeting materials be delivered to each stockholder at the shared address.

Stockholders who hold shares in an account at a brokerage firm, bank or similar organization may contact their brokerage firm, bank or other similar organization to request information about householding.

Q:	What does it mean if I get more than one Notice?

A:	If your shares are registered differently and are in more than one account, you may receive more than one Notice. Please follow the instructions printed on each Notice that you receive and vote the shares represented by each Notice to ensure that all of your shares are voted. If you requested to receive a printed copy of the 2009 Annual Meeting materials, please follow the voting instructions on the proxy cards or voting instruction forms, as applicable, and vote all proxy cards or voting instruction forms, as applicable, to ensure that all of your shares are voted. We encourage you to have all accounts registered in the same name and address whenever possible. You can accomplish this by contacting our transfer agent at:

Continental Stock Transfer & Trust Company

17 Battery Place

New York, NY 10004

(212) 509-4000 extension 206

continentalstock.com

cstmail@continentalstock.com

Q:	How can I get electronic access to the 2009 Annual Meeting materials?

The Notice will provide you with instructions regarding how to view the 2009 Annual Meeting materials on the Internet.

This Proxy Statement and our Annual Report are also available without charge on the Company’s website at investors.americanapparel.net and the SEC’s website at sec.gov. By referring to our website, we do not incorporate the website or any portion of the website by reference into this Proxy Statement.

The Notice will also contain instructions on how you can elect to receive future proxy materials electronically by e-mail. Choosing to receive future proxy materials by e-mail will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Q:	How may I obtain a copy of the Company’s 2008 Annual Report on Form 10-K?

A:

Our Annual Report will be made available over the Internet as set forth in the Notice. You may also request, without charge, a paper or e-mail copy of the Annual Report by following the instructions in the Notice. In addition, you may obtain, without charge, a copy of the Annual Report from the SEC’s website at sec.gov or the Company’s website at investors.americanapparel.net. By referring to our website, we do not incorporate the website or any portion of the website by reference into this Proxy Statement.

Q:	What items will be voted on at the Annual Meeting?

A:	(1)

The election of each of Messrs. Jacob Capps, Adrian Kowalewski and Neil Richardson to the Board of Directors, each to serve for a term of three years and until his successor is duly elected and qualified, or such director’s earlier death, resignation or removal. This proposal is referred to as “Proposal 1.”

(2)	The ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2009. This proposal is referred to as “Proposal 2.”

(3)	The approval of the issuance of shares of common stock upon exercise of the Lion Warrant (as defined under “Proposal 3” below) at a price less than the floor price if the anti-dilution provisions of the Lion Warrant so require. This proposal is referred to as “Proposal 3.”

(4)	The approval of the American Apparel, Inc. Incentive Compensation Plan. This proposal is referred to as “Proposal 4.”

(5)	Such other business as may properly come before the Annual Meeting.

The stockholders of the Company have no dissenters’ or appraisal rights in connection with any of the proposals to be voted on at the Annual Meeting.

Q:	How does the Board recommend I vote on the proposals?

A:	The Board recommends a vote FOR the election of each of Messrs. Jacob Capps, Adrian Kowalewski and Neil Richardson to the Board of Directors, each to serve for a term of three years and until his successor is duly elected and qualified, or such director’s earlier death, resignation or removal.

The Board recommends a vote FOR the ratification of Deloitte & Touche LLP as our independent auditors for the year ending December 31, 2009.

The Board recommends a vote FOR the approval of the issuance of shares of Common Stock upon exercise of the Lion Warrant at a price less than the floor price if the anti-dilution provisions of the Lion Warrant so require.

The Board recommends a vote FOR the approval of the American Apparel, Inc. Incentive Compensation Plan.

Q:	Who is entitled to vote?

A:	Only holders of record of common stock (the “Common Stock”) of the Company as of the close of business on April 28, 2009 (the “Record Date”) are entitled to vote at the Annual Meeting.

If your shares are held in an account at a brokerage firm, bank or similar organization, that organization is considered the record holder for purposes of voting at the Annual Meeting and will provide you with instructions on how to direct that organization to vote your shares. See “What if my shares are held in an account at a brokerage firm, bank or similar organization?” below.

Q:	How many shares can vote?

A:	As of the Record Date, April 28, 2009, 71,031,068 shares of Common Stock, the only outstanding voting securities of the Company, were issued and outstanding. Each record holder of Common Stock is entitled to one vote for each share held.

Q:	How do I vote?

A:	There are four ways to vote:

•

Voting in Person. To vote in person, you must attend the Annual Meeting and follow the procedures for voting announced at the Annual Meeting. If your shares are held in an account at a brokerage firm, bank or similar organization, you must present a signed proxy from that organization in order to be able to vote at the Annual Meeting.

•	Voting by Internet. You may vote by proxy over the Internet by following the instructions provided in the Notice.

•

Voting by Telephone. If you requested a printed copy of the 2009 Annual Meeting materials, you may vote by proxy by calling the toll free number found on the proxy card or voting instruction form, as applicable.

•

Voting by Mail. If you requested a printed copy of the 2009 Annual Meeting materials, you may vote by proxy by mail by following the instructions on the proxy card or voting instruction form, as applicable.

Q:	Can I mark my votes on the Notice and send it back to the Company or my broker?

A:	No. The Notice is not a ballot. You cannot use it to vote your shares. If you mark your vote on the Notice and send it back to the Company or your broker, your vote will not count.

Q:	Can I change my vote after I have voted?

A:	You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting by voting again by proxy as described above (only your latest, properly completed proxy submitted, whether by mail, telephone or the Internet, prior to the Annual Meeting will be counted) or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request in writing that your prior proxy be revoked by delivering to the Company’s Secretary at 747 Warehouse Street, Los Angeles, California 90021 a written notice of revocation prior to the Annual Meeting.

Q:	What if my shares are held in an account at a brokerage firm, bank or similar organization?

A:	If your shares are held in an account at a brokerage firm, bank or similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. The organization holding your account is considered the record holder for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account, and that organization will provide you with instructions on how to do so. If you requested a printed copy of the 2009 Annual Meeting materials, you will receive a voting instruction form from your brokerage firm, bank or similar organization instead of a proxy card, and you should follow the instructions on the voting instruction form.

If you do not provide the organization that holds your shares with specific voting instructions, under the rules of the NYSE Amex LLC (the “NYSE Amex”) in effect as of the date of this Proxy Statement, that organization generally may vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of elections that it does not have the authority to vote on that matter with respect to your shares. This is generally referred to as a “broker non-vote.” A broker non-vote will have the effects described under “What is a quorum?” and “What is required to approve each proposal?” below.

Q:	What is a quorum?

A:	A “quorum” is a majority of the outstanding shares entitled to vote, present in person or represented by proxy. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present.

Q:	What is required to approve each proposal?

A:	A quorum must have been established in order to consider any matter.

For Proposal 1, directors are elected by a plurality of votes cast. Therefore, the three candidates for director receiving the most votes will become directors of the Company. Stockholders may not cumulate their votes. Any broker non-votes and any proxies marked “Withhold” with respect to the election of one or more directors will not count as “votes cast” with respect to the director or directors indicated and therefore will be disregarded for purposes of determining the outcome of this proposal.

Proposal 2, the ratification of our independent auditors, requires the affirmative “for” vote of a majority of those shares present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting. Any broker non-votes with respect to this proposal will not count as shares entitled to vote on this proposal and therefore will be disregarded for purposes of determining the outcome of the vote on this proposal. Any abstentions with respect to this proposal will count as votes against this proposal.

Proposal 3, the approval of the issuance of shares of Common Stock upon exercise of the Lion Warrant at a price less than the floor price if the anti-dilution provisions of the Lion Warrant so require, requires the affirmative “for” vote of a majority of votes cast. Any broker non-votes or abstentions with respect to this proposal will not count as “votes cast” and therefore will be disregarded for purposes of determining the outcome of the vote on this proposal.

Proposal 4, the approval of the American Apparel, Inc. Incentive Compensation Plan, requires the affirmative “for” vote of a majority of votes cast. Any broker non-votes or abstentions with respect to this proposal will not count as “votes cast” and therefore will be disregarded for purposes of determining the outcome of the vote on this proposal.

Under the terms of the Investment Voting Agreement (described under “Proposal 1” below), Dov Charney, the beneficial owner of approximately 53.7% of the outstanding shares of Common Stock and voting power of the Company as of April 28, 2009, has agreed to vote his shares of Common Stock in favor of the election of Messrs. Capps and Richardson to the Board of Directors. Mr. Charney’s vote is sufficient to elect Messrs. Capps and Richardson without further affirmative votes from the other stockholders. For more information on shares owned by Mr. Charney and other directors and executive officers of the Company, see “Beneficial Ownership of Shares” herein.

In addition, Mr. Charney has informed the Company that he intends to vote in favor of the election of Mr. Kowalewski, and his vote is sufficient to elect Mr. Kowalewski without further affirmative votes from the other stockholders.

In addition, Mr. Charney has informed the Company that he intends to vote in favor of Proposals 2, 3 and 4, and his vote is sufficient to approve such proposals without further affirmative votes from the other stockholders.

Q:	How will voting on any other business be conducted?

A:	Although we do not know of any business to be considered at the Annual Meeting other than the proposals described in this Proxy Statement, if any other business is presented at the Annual Meeting, your signed proxy or your authenticated Internet or telephone proxy, will give authority to each of Dov Charney, our Chairman, President and Chief Executive Officer, Adrian Kowalewski, our Executive Vice President and Chief Financial Officer, and Glenn A. Weinman, our Senior Vice President, General Counsel and Secretary to vote on such matters at his discretion.

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

A:	You may submit proposals, including director nominations, for consideration at future stockholder meetings as follows:

Stockholder Proposals: For a stockholder proposal to be considered for inclusion in the Company’s proxy statement for the 2010 Annual Meeting of Stockholders, the written proposal must be delivered to or mailed and received by the Secretary of the Company at our principal executive offices no later than December 31, 2009. If the date of the 2010 Annual Meeting of Stockholders is moved more than 30 days before or after the anniversary date of the Annual Meeting, the deadline for inclusion of proposals in our proxy statement instead will be a reasonable time before we begin to print and mail our proxy materials. Such proposals also will need to comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

American Apparel, Inc.

Attn: Glenn A. Weinman, Secretary

747 Warehouse Street

Los Angeles, California 90021

(213) 488-0226

For a stockholder proposal that is not intended to be included in the Company’s proxy statement for the 2010 Annual Meeting of Stockholders under Rule 14a-8 under the Exchange Act, written notice of the proposal, which notice must include the information required by the Company’s bylaws (the “Bylaws”), must be received by the Company’s Secretary:

•	Not earlier than the close of business on the 90th day prior to the 2010 Annual Meeting of Stockholders; and

•	Not later than the close of business on the 60th day prior to the 2010 Annual Meeting of Stockholders.

If less than 70 days notice or prior public disclosure of the date of the 2010 Annual Meeting of Stockholders is given or made to stockholders, then notice of a stockholder proposal that is not intended to be included in the Company’s proxy statement under Rule 14a-8 under the Exchange Act must be received no later than the close of business on the tenth day following the date on which notice of the date of the 2010 Annual Meeting of Stockholders is mailed to the stockholders or the date on which public disclosure of the date of the 2010 Annual Meeting of Stockholders is made, whichever is first.

Nomination of Director Candidates: You may propose director candidates for consideration by the Board’s Nominating and Corporate Governance Committee or you may nominate director candidates directly at an annual meeting in accordance with the procedures set forth in the Bylaws, as summarized under the caption “Corporate Governance and Board Matters—Consideration of Director Nominees—Stockholder Nominees” herein.

Copy of Bylaw Provisions: You may contact the Company’s Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Q:	How is the Company soliciting proxies for the Annual Meeting?

A:	This solicitation is made via the Internet on behalf of the Board of Directors. Costs of the solicitation will be borne by the Company. Further solicitation of proxies may be made by telephone, mail, facsimile or personal interview by the directors, officers and employees of the Company and its affiliates, who will not receive additional compensation for the solicitation. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy materials to stockholders.

Q:	How can I find the voting results of the Annual Meeting?

A:	We intend to announce preliminary voting results at the Annual Meeting and will publish final results in our Quarterly Report on Form 10-Q for the fiscal quarter ending on June 30, 2009.

Q:	How may I communicate with the Company’s Board or the non-management directors on the Company’s Board?

A:	You may communicate with the Board by submitting an e-mail to the Company’s Board at bod@americanapparel.net. All directors have access to this e-mail address.

PROPOSAL 1: ELECTION OF CLASS B DIRECTORS

Pursuant to the Company’s certificate of incorporation, the Board of Directors is divided into three classes of directors serving staggered terms (Classes A, B and C). One class of directors is elected at each annual meeting of stockholders for a three-year term, and those directors will hold office until their successors have been duly elected and qualified, or until their earlier death, resignation or removal. The Bylaws authorize a Board of Directors consisting of not less than one or more than nine directors. The Board of Directors currently consists of nine members: Messrs. Dov Charney, Robert Greene, Mark D. Klein, Adrian Kowalewski, Allan Mayer, Keith Miller, Mark Samson, Mortimer Singer and Mark A. Thornton.

The terms of Messrs. Klein, Kowalewski and Singer will expire at the Annual Meeting. The Board has nominated Jacob Capps, Mr. Kowalewski and Neil Richardson (the “Class B Nominees”) for election at the Annual Meeting. Messrs. Capps and Richardson are the two designees of Lion/Hollywood L.L.C. (“Lion”) under the Investment Agreement and the Investment Voting Agreement (each described below). Messrs. Klein and Singer are not standing for reelection to the Board. If elected, each of the Class B Nominees will serve for a term to expire at the 2012 Annual Meeting of Stockholders.

Each of the Class B Nominees has consented to being named in this Proxy Statement and has agreed to serve as a member of the Board of Directors if elected. If any of the Class B Nominees is unable to serve, which is not anticipated, the persons named as proxies intend to vote for such other person or persons as the Board of Directors may designate in accordance with the Investment Agreement and the Investment Voting Agreement described below. In no event will the shares represented by the proxies be voted for more than three nominees for Class B directors at the Annual Meeting.

The names and certain information concerning the Class B Nominees are set forth below, and the names and certain information regarding the continuing directors whose terms expire in 2010 and 2011 are set forth under the heading “Directors and Executive Officers” herein.

Jacob Capps is a member of Lion Capital LLP (“Lion Capital”), a private equity firm focused on the consumer sector. Prior to joining Lion Capital in April 2007, Mr. Capps was a principal with Crestview Partners, a New York based private equity firm, from March 2005 to March 2007. From August 1998 to December 2000 and July 2002 to February 2005, Mr. Capps worked for Hicks, Muse, Tate & Furst, a Dallas based private equity firm. From June 1996 to June 1998, Mr. Capps worked in the investment banking division at Goldman, Sachs & Co. in New York. Mr. Capps holds a B.A. from Dartmouth College and an M.B.A. from Harvard University. Mr. Capps is one of the two designees of Lion pursuant to the Investment Agreement and Investment Voting Agreement and is standing for election to the Board for the first time.

Adrian Kowalewski became a director of American Apparel upon consummation of the Acquisition (as defined under “Corporate Governance and Board Matters” below) on December 12, 2007, and is currently Executive Vice President and Chief Financial Officer. From June 2006 to December 2008, Mr. Kowalewski served as the Company’s Director of Corporate Finance and Development, where his responsibilities have included finance, corporate strategy, and investor relations. From July 2003 to July 2004, he worked for Houlihan Lokey Howard & Zukin, where he participated in financial restructurings, mergers and acquisitions, and private placements. From July 1999 to June 2002, Mr. Kowalewski worked in the Mergers & Acquisitions Group of CIBC World Markets in New York and London, where he was involved in advising public and private companies in North America and Europe on mergers and acquisition transactions. Mr. Kowalewski holds an A.B. with honors from Harvard University, and an M.B.A. from the University of Chicago Graduate School of Business.

Neil Richardson is a founding partner of Lion Capital, a private equity firm focused on the consumer sector. Mr. Richardson has been with Lion Capital since its inception in January 2004. Prior to founding Lion Capital, Mr. Richardson was with Kohlberg Kravis Roberts & Co. (“KKR”) from 1998 to 2003, latterly as a General Partner. From 1994 to 1998, Mr. Richardson was Chairman of Glenisla, the European affiliate of KKR.

From 1986 to 1993, Mr. Richardson worked in the investment banking division of Credit Suisse First Boston in London and New York. From 1980 to 1986, Mr. Richardson worked at Bain & Company. Mr. Richardson holds a B.A. and M.A. from Oxford University. Mr. Richardson is the second of the two designees of Lion under the Investment Agreement and the Investment Voting Agreement and is standing for election to the Board for the first time.

Lion Investment and Voting Agreements

In connection with the financing transaction (described under “Proposal 3” herein) with Lion (as successor by assignment to Lion Capital (Guernsey) II Limited), Mr. Charney and Lion entered into a voting agreement, dated as of March 13, 2009 (the “Investment Voting Agreement”), and the Company and Lion entered into an investment agreement, dated as of March 13, 2009, as amended April 10, 2009 (the “Investment Agreement”). Pursuant to the Investment Agreement, Lion currently has the right to designate two persons to the Board of Directors (“Investor Directors”) and a board observer (“Board Observer”). Lion’s right to designate Investor Directors and a Board Observer is subject to maintaining certain minimum ownership thresholds of shares issuable under the Lion Warrant. Lion has designated Jacob Capps and Neil Richardson as its Investor Directors.

Pursuant to the Investment Voting Agreement, for so long as Lion has the right to designate any person or persons to the Board of Directors, Mr. Charney has agreed to vote his shares of Common Stock in favor of Lion’s designees, provided that Mr. Charney’s obligation to so vote terminates if he owns less than 6,000,000 shares of Common Stock (which number will be adjusted appropriately to take into account any stock split, reverse stock split or similar transaction). In addition, pursuant to the Investment Voting Agreement, for so long as Lion has the right to designate any person or persons to the Board of Directors, Lion has agreed to vote its shares of Common Stock in favor of Mr. Charney, provided that Lion’s obligation to so vote terminates if either (i) Mr. Charney beneficially owns less than 27,900,000 shares of Common Stock (which number will be adjusted appropriately to take into account any stock split, reverse stock split or similar transaction) or (ii) (A) Mr. Charney is no longer employed on a full-time basis by the Company or any subsidiary of the Company and (B) Mr. Charney is in material breach of the non-competition and non-solicitation covenants contained in the Acquisition Agreement, as extended by a letter agreement, dated March 13, 2009, between Mr. Charney and Lion.

Vote Required

The Class B Nominees will be elected by a plurality of the votes cast as the Annual Meeting. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted FOR the election of the Class B Nominees named above.

Pursuant to the agreements described above, Mr. Charney, the beneficial owner of approximately 53.7% of the outstanding shares of Common Stock and voting power of the Company as of April 28, 2009, has agreed to vote his shares of Common Stock in favor of the election of Messrs. Capps and Richardson to the Board of Directors. Mr. Charney’s vote is sufficient to elect Messrs. Capps and Richardson without further affirmative votes from the other stockholders.

In addition, Mr. Charney has informed the Company that he intends to vote in favor of the election of Mr. Kowalewski, and his vote is sufficient to elect Mr. Kowalewski without further affirmative votes from the other stockholders. For more information on shares owned by Mr. Charney and other directors and executive officers of the Company, see “Beneficial Ownership of Shares” herein.

Any broker non-votes and any proxies marked “Withhold” with respect to the election of one or more directors will not count as “votes cast” with respect to the director or directors indicated and therefore will be disregarded for purposes of determining the outcome of the election of the Class B Nominees.

The Board of Directors unanimously recommends a vote FOR each of the Class B Nominees.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has selected the firm of Deloitte & Touche LLP (“Deloitte”) to act as the Company’s independent auditors for the fiscal year ending December 31, 2009, and recommends that the stockholders vote in favor of such appointment.

Change in Accountants

Effective April 3, 2009, the Audit Committee of the Board of Directors (the “Audit Committee”) of the Company appointed Deloitte as the Company’s independent registered public accounting firm for the year ending December 31, 2009, and dismissed Marcum & Kliegman LLP (“M&K”) as the Company’s independent registered public accounting firm. Deloitte accepted the engagement as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009 on April 6, 2009. M&K did not perform any audit or review services for the Company subsequent to the issuance of its audit report dated March 16, 2009 (which was included in the Annual Report), with respect to the Company’s financial statements for the year ended December 31, 2008.

As described below, the change in independent registered public accounting firms is not the result of any disagreement with M&K.

During the years ended December 31, 2008 and December 31, 2007, and during the subsequent interim period from January 1, 2009 through April 3, 2009, the Company had no disagreements with M&K on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to M&K’s satisfaction, would have caused M&K to make reference to the subject matter thereof in connection with its report on the Company’s consolidated financial statements for either of such years.

M&K’s audit report dated March 16, 2009 (which was included in the Annual Report) on the Company’s consolidated financial statements as of, and for the years ended, December 31, 2008 and December 31, 2007, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2008 and December 31, 2007, and during the subsequent interim period from January 1, 2009 through April 3, 2009, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except that (i) in M&K’s report dated March 16, 2009 (which was included in the Annual Report) on the Company’s internal control over financial reporting as of December 31, 2008, M&K expressed an adverse opinion on the effectiveness of the Company’s internal control over financial reporting due to the existence of the material weaknesses identified and described in “Management’s Report on Internal Control Over Financial Reporting” under Item 9A in the Annual Report; and (ii) M&K discussed with the Audit Committee the existence of the material weaknesses in the Company’s internal control over financial reporting identified and described in “Internal Control Over Financial Reporting” under Item 9A in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC on March 17, 2008.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided M&K with a copy of the disclosures it made in the Company’s Amendment No. 1 to Current Report on Form 8-K filed on April 10, 2009 (the “Current Report”) prior to the time the Current Report was filed with the SEC. The Company requested that M&K furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein. A copy of M&K’s letter dated April 10, 2009 was filed as Exhibit 16.1 to the Current Report.

During the years ended December 31, 2008 and December 31, 2007, and during the subsequent interim period from January 1, 2009 through April 3, 2009, respectively, neither the Company nor anyone acting on its behalf has consulted with Deloitte on any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Deloitte LLP, a member firm of Deloitte Touche Tohmatsu that is based in the United Kingdom, has in the past provided, and may in the future provide, certain tax services to Lion Capital and its partners including preparing personal tax returns for Mr. Richardson and several other partners of Lion Capital and providing advice to Lion Capital and its affiliates regarding tax compliance and the structuring of transactions, in each case, where such services are permissible under the independence rules related to taxes promulgated by the Public Company Accounting Oversight Board. Currently, there are no plans for Messrs. Capps or Richardson to be members of any of the current Committees of the Board of Directors.

Although stockholder ratification of the selection of Deloitte as our independent auditors is not required by our Bylaws or otherwise, the Board of Directors believes it appropriate as a matter of policy to request that stockholders ratify the selection of the Company’s independent registered public accounting firm. In the event the stockholders do not ratify the appointment of Deloitte, the Audit Committee will reconsider its appointment. In addition, even if the stockholders ratify the appointment of Deloitte, the Audit Committee may in its discretion appoint a different independent public accounting firm at any time if the Audit Committee determines that a change is in the best interests of the Company and its stockholders.

Representatives of Deloitte are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if such representatives so desire. Representatives of M&K are not expected to be present at the Annual Meeting.

Vote Required

The affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to ratify the selection of Deloitte as our independent auditors for the fiscal year ending December 31, 2009. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted FOR this Proposal 2.

Dov Charney, the beneficial owner of approximately 53.7% of the outstanding shares of Common Stock and voting power of the Company as of April 28, 2009, has informed the Company that he intends to vote in favor of this Proposal 2, and his vote is sufficient to approve this Proposal 2 without further affirmative votes from the other stockholders. For more information on shares owned by Mr. Charney and other directors and executive officers of the Company, see “Beneficial Ownership of Shares” herein.

Any broker non-votes with respect to this Proposal 2 will not count as shares entitled to vote on this Proposal 2 and therefore will be disregarded for purposes of determining the outcome of the vote on this Proposal 2. Any abstentions with respect to this Proposal 2 will count as votes AGAINST this Proposal 2.

The Board of Directors unanimously recommends a vote FOR this Proposal 2.

RELATIONSHIP WITH INDEPENDENT AUDITORS

Principal Accounting Firm Fees

Aggregate fees billed to us for the fiscal years ended December 31, 2008 and 2007 by M&K, our independent auditors during such periods, are as follows. Amounts prior to December 12, 2007, the closing date of the Acquisition (as defined under “Corporate Governance and Board Matters” below), represent fees billed to Old American Apparel (as defined under “Corporate Governance and Board Matters” below) and our predecessor, Endeavor:

	American Apparel, Inc. (formerly known as Endeavor Acquisition Corp.)		Old American Apparel
	(dollars in thousands)
	2008	2007	2007 (through December 12, 2007)
Audit fees (1)	$2,835	$1,163	$59
Audit related fees (2)	—	17	1,837
Tax fees (3)	—	—	8
All other fees (4)	—	—	—

Total	$2,835	$1,180	$1,904

(1)	“Audit fees” consist of fees for professional services rendered for the audit of the Company’s annual financial statements included in Form 10-K, the review of financial statements included in Form 10-Qs and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.
(2)	“Audit related fees” consist of fees for services related to employee benefit plans, due diligence and other procedures performed on behalf of the Company relating to the Acquisition consummated on December 12, 2007 and assurance and similar services that are reasonably related to the performance of the audit or review of the Company’s financial statements that are not reported under “Audit fees.”
(3)	“Tax fees” consist of fees for tax compliance, tax advice and tax planning.
(4)	“All other fees” consist of fees for any services not included in the first three categories.

In accordance with Section 10A(i) of the Exchange Act, before the Company engages its independent accountant to render audit or non-audit services, the engagement will be approved by our Audit Committee. The Audit Committee considered whether the provision of non-audit services provided by M&K during 2008 was compatible with maintaining M&K’s independence. In addition to retaining M&K to audit and review our consolidated financial statements for 2008, the Company retained other accounting firms to provide tax and advisory services in 2008. M&K did not provide any tax or advisory services to the Company in 2008. The Company understands the need for its independent auditors to maintain objectivity and independence in its audit of the Company’s financial statements.

The Audit Committee utilizes a policy pursuant to which the audit, audit-related, and permissible non-audit services to be performed by the independent auditor are pre-approved prior to the engagement to perform such services. Pre-approval is generally provided annually, and any pre-approval is detailed as to the particular service or category of services and is generally limited by a maximum fee amount. The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the Company’s system of internal control over financial reporting and the qualifications, independence and performance of the Company’s internal audit function and independent auditor. Management is responsible for the financial reporting process, including the Company’s system of internal control over financial reporting, and for the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditor is responsible for performing an independent audit of the Company’s financial statements and expressing an opinion as to the conformity of the Company’s audited financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements. In addition, the Audit Committee has discussed with M&K the matters required to be discussed by Statement on Auditing Standards No. 61, as amended and adopted by the Public Company Accounting Oversight Board in Rule 3200T, pertaining to communications with audit committees. The Audit Committee has also received the written disclosures and the letter from M&K required by applicable requirements of the Public Company Accounting Oversight Board regarding M&K’s communications with the Audit Committee concerning independence and has discussed with M&K its independence.

The Audit Committee has met with M&K, with and without management present, to discuss the overall scope of its audit, the results of its examinations, its evaluations, if any, of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the SEC.

By the Audit Committee,

Mark D. Klein, Chairman
Mark Samson
Mark A. Thornton

PROPOSAL 3: APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK UPON EXERCISE OF THE LION WARRANT AT A PRICE LESS THAN THE FLOOR PRICE IF THE ANTI-DILUTION PROVISIONS OF THE LION WARRANT SO REQUIRE

Description of the Lion Transaction

On March 13, 2009, the Company entered into a Credit Agreement (the “Lion Credit Agreement”) with Lion Capital (Guernsey) II Limited, a Guernsey limited company (“LCGII”), and an affiliate of LCGII pursuant to which the Company borrowed an aggregate principal amount of $80 million. In connection with such transaction, on March 13, 2009, the Company issued to Lion a seven-year warrant (the “Lion Warrant”), which is exercisable at any time during its term, to purchase an aggregate of 16,000,000 shares of Common Stock at an exercise price of $2.00 per share, subject to adjustment under certain circumstances. Also in connection with such transaction, on March 13, 2009, Lion entered into the Investment Agreement with the Company and the Investment Voting Agreement with Dov Charney, as further described under “Proposal 1” above, and Mr. Charney entered into the agreements described below under “Certain Relationships and Related Transactions—Agreements Between Mr. Charney and Lion.” On March 20, 2009, LCGII transferred and assigned all of its right, title and interest in such loans, agreements and the Lion Warrant to its affiliate, Lion.

The descriptions of the Lion transaction, the Lion Warrant, the Investment Agreement, the Investment Voting Agreement and the other transaction documents are qualified in their respective entireties by reference to the descriptions contained in the Current Report on Form 8-K filed by the Company with the SEC on March 16, 2009, and the documents filed as exhibits to such Current Report.

Description of the Lion Warrant’s Anti-Dilution Adjustments

The Lion Warrant contains certain anti-dilution provisions which adjust the exercise price of the Lion Warrant and the number of shares of Common Stock for which the Lion Warrant is exercisable upon the occurrence of certain events. These events include if the Company takes the following actions (the “Adjustment Events”):

•

sells or issues additional shares of Common Stock without consideration or at a price per share that is lower than the closing price per share of the Common Stock on the last trading day immediately preceding the earlier of the date of announcement of such sale or issuance and the date on which the price for such sale or issuance is agreed or fixed; or

•

takes a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issues or sells any evidences of indebtedness, shares of capital stock or other securities which are or may be at any time convertible into or exchangeable for additional shares of Common Stock, or any warrant, option or other right to subscribe for or purchase any additional shares of Common Stock or any such convertible security (collectively, “Common Stock Equivalents”), whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which the Common Stock is issuable upon such conversion or exchange (including such price as it may thereafter be amended or adjusted) is less than the closing price per share of the Common Stock on the last trading day immediately preceding the earliest of such record date, the date of the announcement of such sale or issuance and the date on which the price of such sale or issuance (or amendment or adjustment, as applicable) is agreed or fixed, or if, after any such issuance of Common Stock Equivalents, the price per share for which additional shares of Common Stock may be issuable will be amended and adjusted, and the price so amended or adjusted will be less than the closing price per share of the Common Stock on the last trading day immediately preceding the date of such amendment or adjustment.

The Adjustment Events are subject to some exceptions in which an adjustment is not required, such as (i) for securities issued upon the exercise or conversion of exercisable or convertible securities outstanding as of the date of issuance of the Lion Warrant, including the warrant held by SOF Investments, L.P.—Private IV to purchase 1,000,000 shares of Common Stock issued in December 2008, and (ii) for issuances or grants pursuant to the Company’s stock option plans, employee stock purchase plans or employment agreements if the price or exercise price per share is equal to or greater than the closing price of the Common Stock on the date of such issuance or grant.

Upon the occurrence of an Adjustment Event, both the number of shares of Common Stock for which the Lion Warrant is exercisable and the exercise price of the Lion Warrant will be adjusted as follows (the “Adjustments”):

Adjustment of Number of Shares of Common Stock

Number of shares of Common Stock for which the Lion Warrant is exercisable immediately after such sale or issuance	=	Number of shares of Common Stock for which the Lion Warrant is exercisable immediately prior to such sale or issuance	x

Number of shares of Common Stock outstanding immediately after such sale or issuance

Number of shares of Common Stock which the aggregate consideration received for such sale or issuance would purchase at such per share market value plus number of shares of Common Stock outstanding immediately prior to such sale or issuance

Adjustment of Exercise Price

Exercise price of the Lion Warrant immediately after such sale or issuance	=	Exercise price of the Lion Warrant immediately prior to such sale or issuance	x

Number of shares of Common Stock issuable upon exercise of the Lion Warrant immediately before the preceding adjustment to the number of shares

New number of shares of Common Stock issuable upon exercise of the Lion Warrant determined in accordance with the preceding adjustment to the number of shares

Description of the Lion Warrant’s Floor Price Limitation

The Lion Warrant provides that the Company will not enter into any transaction that would result in the exercise price being adjusted pursuant to the Adjustments described above less than a floor price of $1.93 (the “Floor Price”), unless the Company obtains stockholder approval of the Adjustments and the corresponding issuance of the shares of Common Stock in accordance with the rules of the NYSE Amex described below.

Stockholder Approval

Section 713 of the NYSE Amex Company Guide requires stockholder approval for the sale, issuance, or potential issuance by an issuer, other than in a public offering, of common stock (or securities convertible into common stock) equal to 20% or more of the presently outstanding stock for a price that is less than the greater of book or market value of the stock. The Company is subject to NYSE Amex rules because its Common Stock is listed on NYSE Amex.

The issuance of the Lion Warrant did not require stockholder approval because the exercise price was in excess of the greater of book or market value of the Common Stock at the time of the closing of the Lion transaction. Stockholder approval of the Adjustments and the corresponding issuance of shares of Common Stock upon exercise of the Lion Warrant at a price less than the Floor Price is necessary because if, following an

Adjustment Event, the exercise price of the Lion Warrant is adjusted below the Floor Price, then, as described in more detail above, the price at which such Common Stock would be issued upon the exercise of the Lion Warrant would be below the greater of book or market value of the Common Stock as of the closing of the Lion transaction, and the number of shares of Common Stock issued upon the exercise of the Lion Warrant could be in excess of 20% of the outstanding shares (not taking into account the shares issuable upon exercise of the Lion Warrant) as of the closing of the Lion transaction. As described above, the Company has agreed not to enter into any such transaction unless the Company obtains stockholder approval of the Adjustments and corresponding issuance of the shares of Common Stock in accordance with the rules of the NYSE Amex.

Accordingly, the Company is seeking stockholder approval of the Adjustments and corresponding issuance of the shares of Common Stock upon exercise of the Lion Warrant at a price less than the Floor Price if the anti-dilution provisions of the Lion Warrant so require. Elimination of the Floor Price would provide the Company with the flexibility to issue in the future additional securities, even if that issuance would constitute an Adjustment Event and would cause the exercise price to be adjusted pursuant to the Adjustments to a price that is less than the Floor Price. In the event that this Proposal 3 is not approved by the stockholders, the Company may be limited in its ability to obtain future financing in that the Company would not be permitted to issue additional securities that would constitute an Adjustment Event if that issuance were to cause the exercise price to be adjusted pursuant to the Adjustments to a price that is less than the Floor Price.

Effect of Approval of this Proposal on Current Stockholders

The total number of shares of Common Stock currently issuable upon exercise of the Lion Warrant is 16,000,000, representing approximately 18% of the outstanding shares of Common Stock (after giving effect to the issuance of such shares). As of April 28, 2009, the Lion Warrant had not been exercised and, accordingly, no shares of Common Stock have been issued under the Lion Warrant.

If an Adjustment Event were to occur, the exercise price of the Lion Warrant would be adjusted and, in addition, the number of shares of Common Stock issuable upon exercise of the Lion Warrant would be adjusted. However, the Company has agreed in the Investment Agreement not to enter into any such transaction if such adjustment would result in the exercise price being adjusted to below the Floor Price unless the Company obtains stockholder approval of the Adjustments and corresponding issuance of the shares of Common Stock in accordance with the rules of the NYSE Amex. If this Proposal 3 is approved, the Company would be permitted to engage in any such transaction, which could result in an adjustment of the exercise price of the Lion Warrant below the Floor Price and an increase in the number of shares of Common Stock issuable upon exercise of the Lion Warrant. As a result, the same or a greater number of shares could be issuable upon a future exercise of the Lion Warrant but at a lower exercise price, and this could result in dilution to the Company’s stockholders.

For example, based upon 71,031,068 shares of Common Stock outstanding as of April 28, 2009, if the share price of the Common Stock declined to $1.92 per share, and the Company issued 50,000,000 shares of Common Stock at a price of $0.50 per share, the exercise price of the Lion Warrant and the number of shares of Common Stock for which the Lion Warrant is exercisable would be adjusted to $1.39 and 23,039,301, respectively. The percentage dilution to stockholders other than Lion that would result from exercise of the Lion Warrant in this example would be approximately 16.0%.

Vote Required

A majority of votes cast at the Annual Meeting is required to approve the Adjustments and corresponding issuance of the shares of Common Stock upon exercise of the Lion Warrant at a price less than the Floor Price if the anti-dilution provisions of the Lion Warrant so require. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted FOR this Proposal 3.

Dov Charney, the beneficial owner of approximately 53.7% of the outstanding shares of Common Stock and voting power of the Company as of April 28, 2009, has informed the Company that he intends to vote in favor of this Proposal 3, and his vote is sufficient to approve this Proposal 3 without further affirmative votes from the other stockholders. For more information on shares owned by Mr. Charney and other directors and executive officers of the Company, see “Beneficial Ownership of Shares” herein.

Any broker non-votes or abstentions with respect to this Proposal 3 will not count as “votes cast” and therefore will be disregarded for purposes of determining the outcome of the vote on this Proposal 3.

The Board of Directors unanimously recommends a vote FOR this Proposal 3.

PROPOSAL 4: APPROVAL OF THE AMERICAN APPAREL, INC.

INCENTIVE COMPENSATION PLAN

On April 13, 2009, the Board of Directors approved the American Apparel, Inc. Incentive Compensation Plan (the “Incentive Plan”), under which certain cash awards are intended to qualify as performance-based compensation under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended, subject to stockholder approval.

Section 162(m) disallows deductions for publicly-held corporations with respect to compensation in excess of $1 million paid to the Chief Executive Officer and the Company’s three most highly compensated other executive officers other than the Chief Financial Officer. However, compensation payable solely on account of attainment of one or more performance goals is not subject to the deduction limitation if: (i) the performance goals are objective, pre-established and determined by a compensation committee comprised solely of two or more outside directors; (ii) the material terms of the performance goals under which the compensation is to be paid are disclosed to the stockholders and approved by a majority vote; and (iii) the compensation committee certifies that the performance goals and other material terms were in fact satisfied before the compensation is paid. Each of (i), (ii) and (iii) are included in the description of the Incentive Plan below.

The Board of Directors believes that adoption of the Incentive Plan is in the best interests of the Company, its stockholders, and its employees and is necessary to meet the Company’s objectives of attracting, motivating and retaining qualified employees and of tying a portion of compensation to Company performance. The stockholders are being asked to approve the Incentive Plan so that certain awards granted under the plan may qualify as performance-based compensation under Section 162(m).

Summary of the Material Terms of the Incentive Plan

The following is a brief description of the material features of the Incentive Plan. It does not purport to be complete and is qualified in its entirety by the full text of the Incentive Plan, which is attached hereto as Appendix A.

Administration

The Incentive Plan will be administered by the Compensation Committee, which consists, unless otherwise determined by the Board of Directors, of not fewer than two members who are “outside directors” within the meaning of Section 162(m). Except with respect to awards to certain executives that are intended to satisfy the requirements of Section 162(m), or as otherwise required for compliance with other applicable law, the Compensation Committee may delegate any or all of its authority under the Incentive Plan to any employee, including but not limited to, the Chief Executive Officer.

The Compensation Committee has the authority, in its sole discretion, subject to and not inconsistent with the express provisions of the Incentive Plan, to administer the Incentive Plan and to exercise all the powers and authorities either specifically granted under the Incentive Plan or necessary or advisable in the administration of the Incentive Plan, including, without limitation, the authority to grant awards; to determine the persons to whom and the time or times at which awards will be granted; to determine the terms, conditions, restrictions and performance criteria, including applicable performance goals and the performance period, relating to any award; to determine whether, to what extent, and under what circumstances an award may be settled, cancelled, forfeited, or surrendered; to construe and interpret the Incentive Plan and any award; to prescribe, amend and rescind rules and regulations relating to the Incentive Plan; and to make all other determinations deemed necessary or advisable for the administration of the Incentive Plan.

Eligibility

The Compensation Committee with respect to the executive officers of the Company, or an employee designated by the Compensation Committee solely with respect to non-executive officer employees of the Company, will designate the employees of the Company, if any, who will be eligible for awards under the Incentive Plan.

Performance Periods

The length of any performance period or periods will be determined by the Compensation Committee in its sole discretion.

Performance Goals

The payment of awards under the Incentive Plan may be based upon the attainment of (or a specified increase or decrease in) one or more of the following performance goals as determined by the Compensation Committee and applied to a participant under the Incentive Plan and/or a business unit, product line or subsidiary of the Company or its affiliates: earnings (including, without limitation, gross margin, earnings before taxes (EBT), earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA), net earnings, earnings per share, net sales or return on sales, total stockholder return, net revenue per employee, revenue growth, net income (before or after taxes), operating income, return on operating revenue, operating profit, return on capital, return on equity, return on assets or net assets, return on investment, cash flow, working capital, number of stores, comparable-store sales growth, earnings growth, gross revenue or revenue by pre-defined business segment, stock price (absolute or peer-group comparative), and ratio of operating expenses to operating revenues, market share, overhead or other expense reduction, growth in stockholder value relative to various indices, including, without limitation, the S&P 500 Index or the Russell 2000 Index, implementation of Company policy, development of long-term business goals or strategic plans for the Company, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation and information technology, and goals relating to acquisitions or divestitures, affiliates or joint ventures or the exercise of specific areas of management responsibility; provided, however, that with respect to any awards intended to qualify as performance-based compensation for purposes of Section 162(m), the performance goals applicable to such awards must be objective and objectively determinable within the meaning of Section 162(m) and will be designed to satisfy all other applicable requirements of Section 162(m).

Each of the foregoing performance goals will be determined in accordance with generally accepted accounting principles, as applicable; provided that the Compensation Committee will have the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting the Company, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles, except to the extent that doing so would cause an award intended to be exempt from Section 162(m) to fail to be exempt. Payments of awards will be made, in the case of employees covered under Section 162(m), solely on account of the attainment of such performance goals established in writing by the Compensation Committee to the extent the awards are intended to satisfy the requirements of Section 162(m). The Compensation Committee will determine the applicable performance goals within 90 days of the beginning of the performance period (or if sooner, no later than after 25% of the period of service to which the award relates has elapsed).

Discretionary Awards

Notwithstanding anything to the contrary herein, but subject to the $4,000,000 maximum award limit described below, an award granted under this Incentive Plan, as determined by the Committee in its sole discretion, will not be required to be subject to the achievement of any performance goal or any other requirement otherwise applicable to awards under this plan.

Committee Certification of Performance Goal Attainment and Payment of Awards

Following the completion of each performance period, the Compensation Committee with respect to the executive officers of the Company, or an employee designated by the Compensation Committee solely with respect to non-executive officer employees of the Company, will certify in writing whether the applicable performance goals have been achieved in the applicable performance period. With respect to awards that are intended to satisfy Section 162(m), the Compensation Committee will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Compensation Committee may deem relevant to the assessment of performance for the applicable performance period.

Unless otherwise determined by the Compensation Committee, an award will be paid in cash within 60 days after the end of the applicable performance period, but in no event later than two and a half months following the end of the year in which the awards are no longer subject to a substantial risk of forfeiture. Except as determined by the Compensation Committee, an award will be paid only if the participant is employed by American Apparel at the conclusion of the performance period in respect of which it is paid. In no event will payment in respect of awards granted for any performance period of one year or less in length be made to a participant in an amount that exceeds $4,000,000, and for awards for any other performance period, the maximum amount of the payment to a participant may not exceed $4,000,000 multiplied by a fraction, the numerator of which is the number of months in the performance period and the denominator of which is twelve.

Termination of Employment

Except as otherwise determined by the Compensation Committee, if a participant’s employment terminates prior to the end of a performance period for any reason, no award will be payable to the participant with respect to that performance period.

Change In Control

The Compensation Committee may determine, on a case by case basis, the treatment of an award upon the occurrence of a change in control of the Company or in the event of certain terminations of employment following a change in control.

Amendment and Termination

The Incentive Plan will remain in effect until terminated by the Board of Directors. The Board of Directors may amend, modify or terminate the Incentive Plan or any portion of the Incentive Plan at any time, except that an amendment that requires stockholder approval in order for the Incentive Plan to continue to comply with Section 162(m) or other applicable requirements will not be effective unless approved by the requisite vote of the Company’s stockholders. No amendment to the Incentive Plan may be made if such amendment would adversely affect any award already granted to a participant unless the participant consents to the amendment.

Benefits under the Incentive Plan

Inasmuch as individual benefits under the Incentive Plan will be determined by the Compensation Committee (or, to the extent applicable, its delegate), benefits to be paid under the Incentive Plan are not determinable at this time.

Equity Compensation Plan Information

The following table provides information as of December 31, 2008, for equity securities of the Company that may be issued under our 2007 Performance Equity Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	—	—	9,103,297
Total	—	—	9,103,297

Vote Required

A majority of votes cast at the Annual Meeting is required to approve the American Apparel, Inc. Incentive Compensation Plan. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted FOR this Proposal 4.

Dov Charney, the beneficial owner of approximately 53.7% of the outstanding shares of Common Stock and voting power of the Company as of April 28, 2009, has informed the Company that he intends to vote in favor of this Proposal 4, and his vote is sufficient to approve this Proposal 4 without further affirmative votes from the other stockholders. For more information on shares owned by Mr. Charney and other directors and executive officers of the Company, see “Beneficial Ownership of Shares” herein.

Any broker non-votes or abstentions with respect to this Proposal 4 will not count as “votes cast” and therefore will be disregarded for purposes of determining the outcome of the vote on this Proposal 4.

The Board of Directors unanimously recommends a vote FOR this Proposal 4.

DIRECTORS AND EXECUTIVE OFFICERS

The directors, director nominees for election and executive officers of the Company as of April 28, 2009 are as follows:

Name	Age	Position
Dov Charney	40	Chairman of the Board, Chief Executive Officer, President, Director
Adrian Kowalewski	31	Director, Executive Vice President and Chief Financial Officer
Martin Bailey	49	Chief Manufacturing Officer
Glenn A. Weinman	53	Senior Vice President, General Counsel and Secretary
Joyce Crucillo	39	Chief Litigation Counsel
Jacob Capps (1)	35	Director Nominee
Robert Greene	49	Director
Mark D. Klein	47	Director
Allan Mayer	59	Director
Keith Miller	42	Director
Neil Richardson (1)	52	Director Nominee
Mark Samson	55	Director
Mortimer Singer	32	Director
Mark A. Thornton	43	Director

(1)	Messrs. Capps and Richardson are designees of Lion pursuant to the Investment Agreement and the Investment Voting Agreement (each described under “Proposal 1” above) and have been nominated for election at the Annual Meeting. Messrs. Klein and Singer are not standing for reelection to the Board.

Director Nominees

The names and certain information concerning the Class B Nominees are set forth under “Proposal 1” above.

Directors Continuing in Office

Class C Directors (Terms Expire at the 2010 Annual Meeting of Stockholders)

Dov Charney has served as Chairman of the Board, Chief Executive Officer, President and a director of American Apparel since the consummation of the Acquisition on December 12, 2007. Prior to the Acquisition, Mr. Charney served as founder, director, chief executive officer and president of Old American Apparel and its predecessor companies since their formation in Columbia, South Carolina, in 1989. Mr. Charney is a graduate of Choate Rosemary Hall and attended Tufts University.

Mark Samson became a director of American Apparel upon consummation of the Acquisition on December 12, 2007. Since 1999, Mr. Samson has been a managing director of Getzler Henrich and Associates LLC (“Getzler Henrich”), a leading corporate restructuring firm in the U.S. with a focus on middle market companies. In this capacity, he has served as interim chief executive officer, chief operating officer and/or chief restructuring officer and financial advisor for more than 60 companies. During his tenure with Getzler Henrich, Mr. Samson has provided numerous clients with guidance in operational restructuring, bankruptcy proceedings and business operation, management practices, cash flow and profitability improvements. From 1984 to 2000, Mr. Samson served as executive chairman of the board, co-president and chief executive officer of Debjon Group/Sidcor/MQM Group, a consortium of 53 vertically integrated retail businesses and convenience stores. From 1976 to 1984, Mr. Samson was marketing director for the Berden Group, the largest manufacturer of work wear and corporate uniforms in South Africa. Mr. Samson received his BBA in Economics from the University of South Africa. Mr. Samson is a member of the Turnaround Management Association and the American Bankruptcy Institute.

Mark A. Thornton became a director of American Apparel upon consummation of the Acquisition on December 12, 2007. Since January 2005, Mr. Thornton has been an independent consultant to various clients, advising them in the areas of private equity raises and project management, and also ran courses for the Harvard Negotiation Insight Initiative at Harvard Law School, and the Leadership Development Program for Wharton Business School at the University of Pennsylvania, as well as Fortune 100 companies. From April 2002 until December 2004, Mr. Thornton researched and authored a book, entitled Meditation in a New York Minute, which was published by Sounds True. At various times during the period from 1997 to March 2002, Mr. Thornton worked in several capacities for JPMorgan, including serving as the chief operating officer for JPMorgan Private Bank in London from June 2001 to March 2002, specializing in operational risk management relating to the merger of JPMorgan with Robert Fleming. He oversaw core aspects of the merger and chaired numerous committees related to operational risk, new product lines and new business development. Prior to joining JPMorgan Investment Management in 1997, Mr. Thornton worked in various market risk and credit risk positions for blue chip investment banks and securities firms, including Daiwa Europe Bank plc and Australian and New Zealand Banking Group Ltd.

Class A Directors (Terms Expire at the 2011 Annual Meeting of Stockholders)

Robert Greene became a director of American Apparel upon consummation of the Acquisition on December 12, 2007. Mr. Greene is a bestselling author known for his books on business strategy. Since 2003, Mr. Greene has worked as a private consultant to several executives in businesses ranging from financial management to artists’ agencies and film producers. He has written three books, all published by Penguin: The 48 Laws of Power (1998, over 900,000 copies sold in the U.S., and translated into 21 languages); The Art of Seduction (2001) and The 33 Strategies of War (2006). He has worked in New York City as an editor and writer for several magazines, including Esquire, and in Hollywood as a story developer and writer. He lived for years in London, England; Paris, France; and Barcelona, Spain; he speaks several languages and has worked as a translator. He attended the University of California, Berkeley and the University of Wisconsin-Madison, where he received a B.A. in classical studies.

Keith Miller became a director of American Apparel upon consummation of the Acquisition on December 12, 2007. Mr. Miller is a partner of Goode Partners LLC (“Goode”), a private equity firm, focused on the consumer marketplace. Prior to joining Goode at its formation in January 2006, Mr. Miller was a private investor and advisor to the global consumer branded marketplace. From October 2002 to March 2006, Mr. Miller served as a senior advisor to Itochu Corporation’s executive management in Osaka and Tokyo, Japan. His responsibilities included the origination, structuring and the execution of brand related mergers and acquisitions, licenses, distribution and joint venture agreements in Asia. As a principal investor and while assisting Itochu, Mr. Miller targeted the acquisition of many consumer and lifestyle brands with global awareness and positioning. From 1987 to 1999, Mr. Miller was the co-founder and president of an apparel manufacturing and screen printing business which supplied some of the most notable retail and consumer brands in the world including: Gap, Adidas, Old Navy, Polo Ralph Lauren, Levi Strauss and Company, Armani Exchange, Express, and The Limited. Mr. Miller is an advisory board member and stockholder of Chrome Hearts, Inc. and a board member of Intermix LLC and SkullCandy. Additionally, Mr. Miller is an advisory board member to A Bathing Ape, LeSportsac, and Shabby Chic. Mr. Miller also sits on the board of the Sachdev Group of New Delhi, India which operates and manages global luxury consumer brands in the country of India, which include exclusive retail operations for Marc Jacobs, Lanvin, Stella McCartney, Alexander McQueen, Diane Von Furstenberg, Moschino and others. Mr. Miller continues to advise many well known entrepreneurs, chief executive officers and principal stockholders in the consumer marketplace. Mr. Miller graduated from Clark University with a B.S. in Economics.

Allan Mayer became a director of American Apparel upon consummation of the Acquisition on December 12, 2007. Since October 2006, he has been a principal partner, member of the management committee, and head of the Strategic Communications Division of 42West LLC, a leading public relations firm. Previously, from 1997 until October 2006, Mr. Mayer was managing director and head of the entertainment practice at the nationally-known crisis communications firm Sitrick and Company. Mr. Mayer began his professional life as a journalist, working as a staff reporter for The Wall Street Journal; a writer, foreign correspondent and senior editor for Newsweek, and the founding editor (and later publisher) of Buzz magazine. He also served as editorial director of Arbor House Publishing Co. and senior editor of Simon & Schuster. Mr. Mayer has authored two books—Madam Prime Minister: Margaret Thatcher and Her Rise to Power (Newsweek Books, 1980) and Gaston’s War (Presidio Press, 1987)—and is co-author, with Michael S. Sitrick, of Spin: How To Turn The Power of the Press to Your Advantage (Regnery, 1998). In addition, he has written for a wide variety of national publications, ranging from The New York Times Magazine to Vogue. Mr. Mayer is a recipient of numerous professional honors, including the National Magazine Award, the Overseas Press Club Citation of Excellence, and six William Allen White Awards. Mr. Mayer serves on the board of directors of Film Independent and lectures regularly on crisis management and communications at UCLA’s Anderson School of Business and USC’s Annenberg School of Communication. Mr. Mayer received his B.A. from Cornell University.

Directors Not Standing for Reelection

Mark D. Klein became a director of American Apparel upon consummation of the Acquisition on December 12, 2007. Mr. Klein has been chief executive officer, president and a director of Alternative Asset Management Acquisition Corp. (Amex: AMV), a special purpose acquisition company focused on acquiring one or more operating businesses in the alternative asset management sector or a related business, since February 2007. Mr. Klein is also presently the chief executive officer of Hanover Group US LLC, a newly formed indirect U.S. subsidiary of the Hanover Group, which is one of the largest privately held finance companies in New Zealand. Mr. Klein is also a registered representative at Ladenburg Thalmann & Co. Inc., a managing member of the LTAM Titan Fund, a fund of funds hedge fund, and is one of the principals of the Aldebaran Fund LLC, a private fund investing in special purpose acquisition companies. Prior to joining Hanover in 2007, Mr. Klein was chairman of Ladenburg Thalmann & Co., Inc., a leading underwriter of blank check companies, which is engaged in retail and institutional securities brokerage, investment banking and asset management services. From March 2005 to September 2006, he was chief executive officer and president of Ladenburg Thalmann Financial Services, Inc., the parent of Ladenburg Thalmann & Co., Inc., and chief executive officer of Ladenburg Thalmann Asset Management Inc., a subsidiary of Ladenburg Financial Services, Inc. Prior to joining Ladenburg Thalmann, from June 2000 to March 2005, Mr. Klein served as the chief executive officer and president of NBGI Asset Management, Inc. and NBGI Securities (collectively, “NBGI”), which were the U.S. subsidiaries of the National Bank of Greece, the largest financial institution in Greece. Prior to joining NBGI, Mr. Klein was president and founder of Newbrook Capital Management, founder and managing member of Independence Holdings Partners, LLC, a private equity fund-of-funds company and founder and general partner of Intrinsic Edge Partners, a long/short equity hedge fund. Mr. Klein is a graduate of J.L. Kellogg Graduate School of Management at Northwestern University, with a Masters of Management degree and also received a Bachelors of Business Administration degree with high distinction from Emory University.

Mortimer Singer became a director of American Apparel upon consummation of the Acquisition on December 12, 2007. Mr. Singer has been a senior vice president of Marvin Traub Associates (“MTA”), a business development and strategy consulting firm focused on working with brands, retailers, developers and related businesses that operate in the retail and consumer goods sectors, since April 2003. In this capacity he oversees all aspects of MTA’s business, from merger and acquisition advisory services to strategic consulting in the fashion and retail industries for clients in the U.S., as well as Russia, India, Europe and other locales. In this capacity he also co-founded and became managing director of Traub Singer Magnusdottir Capital, MTA’s venture division. Prior to joining MTA, Mr. Singer launched, in August 2002, the U.S. division of Quintessentially, a UK based luxury concierge service, where he headed the sale and business development initiative, as well as U.S. brand development until April 2003. From June 2000 to June 2002, Mr. Singer worked in the technology, media and telecom division of JPMorgan Chase, where he advised domestic clients on acquisitions, divestitures, restructurings, joint ventures and financing alternatives. Mr. Singer received his B.A. from the University of Pennsylvania.

Executive Officers

In addition to our executive officers who are listed as being directors, the Company has the following executive officers:

Martin Bailey has been the Chief Manufacturing Officer of American Apparel since the consummation of the Acquisition on December 12, 2007. Prior to the Acquisition, Mr. Bailey had served as President of Manufacturing of Old American Apparel since 2002, overseeing operations of textile and apparel production and the planning, purchasing, sourcing, product development, quality-assurance and distribution departments, as well as nonrelated support departments. Having been in the apparel industry for over 24 years, Mr. Bailey brings to American Apparel a wealth of industry experience. He has managed manufacturing services and operations for companies such as Fruit of the Loom and Alstyle Apparel and has earned a reputation in the apparel industry for his ability to implement cost-effective programs and streamline and organize production growth. Mr. Bailey graduated from Campbellsville College with a B.S. in Business Administration, with an emphasis in accounting.

Glenn A. Weinman joined American Apparel as Senior Vice President, General Counsel and Secretary on February 17, 2009. As General Counsel, Mr. Weinman oversees all aspects of American Apparel’s legal matters, including business transactions and securities law compliance. Mr. Weinman was previously a partner at Dongell Lawrence Finney LLP, a California-based law firm, which he joined in 2006 and where he headed up the firm’s corporate and business transactions practice. From 2005 to 2006, Mr. Weinman was an independent contractor, providing legal and consulting services on various corporate and employment matters. Prior thereto, Mr. Weinman was vice president, general counsel and secretary of Inter-Con Security Systems from 2003 to 2005. In addition to his experience as an attorney in private practice with major national law firms, such as Stroock & Stroock & Lavan, Mr. Weinman has also served as general counsel for a number of companies, including Luminent, Inc., a Nasdaq-listed fiber optic component manufacturer acquired by MRV Communications, and Guess?, Inc., a NYSE-listed international apparel company. At Guess?, Mr. Weinman served as vice president, general counsel and secretary from 1996 to 2000, and managed the legal, human resources, risk management, shareholder relations, and contractor compliance departments. Mr. Weinman was part of the executive team that managed the successful initial public offering of Guess? in 1996. Mr. Weinman obtained his B.A. from the University of California at Los Angeles in 1978, and his J.D. from the University of Southern California Law Center in 1981. He also received a professional designation in human resources management from the University of California at Los Angeles in 2004.

Joyce Crucillo has been the Chief Litigation Counsel of American Apparel since February 17, 2009. As Chief Litigation Counsel, Ms. Crucillo heads the Company’s trial team in all aspects of American Apparel’s litigation matters. In addition, Ms. Crucillo is responsible for ensuring the Company’s compliance with governmental regulatory requirements, managing and enforcing the Company’s intellectual property portfolio, handling employment-related claims, and advising management and the Board of Directors on various legal matters. Prior thereto, Ms. Crucillo served as the Company’s general counsel since the consummation of the Acquisition on December 12, 2007, and prior to the Acquisition, Ms. Crucillo had served as general counsel of Old American Apparel since December 2006. Prior to joining American Apparel, Ms. Crucillo was a partner of Hallstrom, Crucillo and Christesen LLP, a full-service business law firm based in Orange County, California, from October 2004 to November 2006, where she headed the firm’s litigation department. From March 2004 to October 2004, Ms. Crucillo was a managing partner of the full service business law firm, Stirling Law, and from October 1999 to February 2004, Ms. Crucillo was the senior litigation associate responsible for prosecuting and defending intellectual property lawsuits with Trojan Law. Ms. Crucillo earned her J.D. at Loyola Law School, Los Angeles and her B.A. in Business Management at Cal Poly, San Luis Obispo.

CORPORATE GOVERNANCE AND BOARD MATTERS

Background of American Apparel, Inc.

American Apparel, Inc., a Delaware corporation, was incorporated in Delaware on July 22, 2005 as Endeavor Acquisition Corp. (“Endeavor”), a blank check company formed to acquire an operating business. On December 21, 2005, Endeavor consummated its initial public offering, and on December 18, 2006 entered into an Agreement and Plan of Reorganization, amended as of November 7, 2007 (as amended, the “Acquisition Agreement”), with American Apparel, Inc., a California corporation (“Old American Apparel”), and its affiliated companies. Endeavor consummated the acquisition of Old American Apparel and its affiliated companies on December 12, 2007 (the “Acquisition”) and changed its name to American Apparel, Inc. Pursuant to the Acquisition, Old American Apparel merged with and into AAI Acquisition LLC, a California limited liability company and a wholly owned subsidiary of Endeavor. AAI Acquisition LLC survived the Acquisition as a wholly owned subsidiary of the Company and changed its name to American Apparel (USA), LLC.

Director Independence

The Board is currently composed of nine directors, seven of whom qualify as independent directors as defined under the applicable listing standards of the NYSE Amex (each an “Independent Director”). None of the Class B Nominees qualifies as an Independent Director and, as a result, following the election of the Class B Nominees, the Board will be composed of nine directors, five of whom will qualify as Independent Directors.

In establishing independence, the Board affirmatively determines that each director or nominee does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, the Board has determined as provided in the NYSE Amex rules that the following categories of persons would not be considered independent: (1) a director who is, or during the past three years was, employed by the Company, other than prior employment as an interim executive officer (provided the interim employment did not last longer than one year); (2) a director who accepted or has an immediate family member who accepted any compensation from the company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence (unless such compensation falls under exceptions provided for under the NYSE Amex rules); (3) a director who is an immediate family member of an individual who is, or at any time during the past three years was, employed by the company as an executive officer; (4) a director who is an executive officer, partner or a controlling shareholder, or has an immediate family member who is an executive officer, partner or a controlling shareholder, of an organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company’s securities or payments under non-discretionary charitable contribution matching programs) which, in any of the past three fiscal years, exceeds or exceeded the greater of $200,000, or 5% of the other organization’s consolidated gross revenues; (5) a director who is, or has an immediate family member who is, employed as an executive officer of another entity where at any time during the most recent three fiscal years any of the Company’s executive officers serve on the compensation committee of such other entity; and (6) a director who is, or has an immediate family member who is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

Applying these standards, the Board determined that the following directors qualify as Independent Directors: Messrs. Klein, Greene, Mayer, Miller, Samson, Singer and Thornton. Each of the members of each of the committees of the Board is an Independent Director, and, in the case of members of the Audit Committee (Messrs. Klein, Samson and Thornton, with Mr. Klein as Chairman), each also meets the additional criteria for independence of audit committee members set forth in Rule 10A-3 under the Exchange. For additional information regarding the Audit Committee, see “Audit Committee” below.

Following the election of the Class B Nominees, the following directors qualify as Independent Directors: Messrs. Greene, Mayer, Miller, Samson and Thornton.

Board Structure and Committee Composition

The Board of Directors presently has the following three committees: (1) an Audit Committee, (2) a Compensation Committee, and (3) a Nominating and Corporate Governance Committee. Committee membership during the last fiscal year and the functions of each of the committees are described below. Each of the committees operates under a written charter adopted by the Board. All of the Committee charters are available on the Company’s website at investors.americanapparel.net.

The Board of Directors held 12 meetings during fiscal year 2008. The Audit Committee met 35 times, the Compensation Committee met 11 times, and the Nominating and Corporate Governance Committee met three times during fiscal year 2008. Each director attended, in person or telephonically, at least 75% in the aggregate of (i) the total number of meetings of the Board of Directors held during 2008 and (ii) the total number of meetings held by all committees of the Board of Directors on which he served during 2008. In addition, eight of our directors attended our 2008 Annual Meeting of Stockholders. American Apparel expects its directors to attend annual meetings of stockholders and all Board meetings and respective committee meetings and to spend the time needed and to meet as frequently as necessary to properly discharge their responsibilities.

Name of Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Independent Directors:
Robert Greene		X	X
Mark D. Klein	X*
Allan Mayer		X
Keith Miller		X*	X
Mark Samson	X
Mortimer Singer		X	X*
Mark A. Thornton	X	X
Other Directors:
Dov Charney, Chairman
Adrian Kowalewski

X = Committee Member; * = Committee Chair

Following the Annual Meeting, the Board of Directors, with recommendations from the Nominating and Corporate Governance Committee, will determine the composition of the committees for the following year.

Audit Committee

The current members of the Audit Committee are Messrs. Klein, Samson and Thornton. The Board has determined that each member of this Committee is an Independent Director, with Mr. Klein as Chairman. Mr. Klein is not standing for reelection at the Annual Meeting. Following the Annual Meeting, the Board of Directors, with recommendations from the Nominating and Corporate Governance Committee, will determine the composition of the Audit Committee for the following year.

The Audit Committee’s purpose is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving accounting, auditing, financial reporting, internal control and legal compliance functions of the Company. The Committee oversees the audit efforts of the Company’s independent accountants and internal auditors and, in that regard, takes such actions as it may deem necessary to satisfy itself that the Company’s auditors are independent of management. It is the objective of the Audit Committee to maintain free and open means of communications among the Board, the independent accountants, the internal auditors and the financial and senior management of the Company.

Among other things, the Audit Committee prepares the Audit Committee report for inclusion in the annual proxy statement; annually reviews the Audit Committee Charter and the Audit Committee’s performance; appoints, evaluates and determines the compensation of our independent auditors; reviews and approves the scope of the annual audit, the audit fees and the financial statements; reviews our disclosure controls and procedures, internal controls, information security policies, internal audit function, and corporate policies with respect to financial information and earnings guidance; oversees investigations into complaints concerning financial matters; and reviews other risks that may have a significant impact on the Company’s financial statements. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from the Company for, outside legal, accounting and other advisors as the Audit Committee deems necessary to carry out its duties.

The Audit Committee is a separately-designated standing committee, established in accordance with section 3(a)(58)(A) of the Exchange Act (15 U.S.C. 78(c)(58)(A)). The Audit Committee at all times is required to be composed exclusively of “independent directors” who are “financially literate” as defined under NYSE Amex listing standards. NYSE Amex listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. The Audit Committee is currently composed of three financially literate Independent Directors: Messrs. Klein, Samson and Thornton. In addition, Mr. Samson qualifies to serve as the “financial expert” according to the requirements of SEC Regulation S-K Items 407(d)(5)(ii) and 407(d)(5)(iii).

The report of the current Audit Committee is included in this Proxy Statement. A copy of the current Audit Committee Charter is available on the Company’s website at investors.americanapparel.net.

Compensation Committee

The current members of the Compensation Committee are Messrs. Greene, Mayer, Miller, Mayer, Singer and Thornton. The Board has determined that each member of this Committee is an Independent Director, with Mr. Miller as Chairman. Mr. Singer is not standing for reelection at the Annual Meeting. Following the Annual Meeting, the Board of Directors, with recommendations from the Nominating and Corporate Governance Committee, will determine the composition of the Compensation Committee for the following year.

The Compensation Committee is responsible for overseeing the Company’s compensation and employee benefit plans and practices, including the executive compensation plans and the incentive-compensation and equity-based plans. The Compensation Committee reviews and approves the general compensation policies of the Company, oversees the administration of all of the Company’s compensation and benefit plans, reviews and approves compensation of the executive officers of the Company, prepares the Compensation Committee Report to be filed with the SEC and recommends compensation policies to the Board. For more information, see “Processes and Procedures for Determination of Executive and Director Compensation” below and the current copy of the Compensation Committee Charter, which is available on the Company’s website at investors.americanapparel.net.

Nominating and Corporate Governance Committee

The current members of the Nominating and Corporate Governance Committee are Messrs. Greene, Miller and Singer. The Board has determined that each member of this committee is an Independent Director, with Mr. Singer as Chairman. Mr. Singer is not standing for reelection at the Annual Meeting. Following the Annual Meeting, the Board of Directors, with recommendations from the Nominating and Corporate Governance

Committee, will determine the composition of the Nominating and Corporate Governance Committee for the following year.

The Nominating and Corporate Governance Committee assists the Board in identifying and recommending individuals qualified to serve as directors. Subject to Lion’s right to designate up to two persons to the Board of Directors pursuant to the Investment Agreement and the agreement of Lion to vote for Mr. Charney, and the agreement of Mr. Charney to vote for the Lion designees, pursuant to the Investment Voting Agreement, consistent with criteria approved by the Board (as described below under “Consideration of Director Nominees”), the Nominating and Corporate Governance Committee will select, or recommend that the Board select, the director nominees required for each subsequent annual meeting of stockholders. The Nominating and Corporate Governance Committee will consider persons identified by its members, management, stockholders and others as nominees.

The guidelines for selecting nominees, which are specified in the Nominating and Corporate Governance Committee’s current charter, generally provide that persons to be nominated should be evaluated with respect to their experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Committee considers appropriate in the context of the needs of the Board. Additionally, the guidelines provide that the Committee should consider whether candidates are independent pursuant to NYSE Amex requirements; accomplished in their fields and maintain a reputation, both personal and professional, consistent with the image and reputation of the Company; able to read and understand financial statements; knowledgeable as to the Company and issues affecting it; committed to enhancing stockholder value; able to understand fully the legal responsibilities of a director and the governance processes of a public company; able to develop a good working relationship with other Board members and senior management and able to suggest business opportunities to the Company. The Nominating and Corporate Governance Committee will evaluate each individual in the context of the Board as a whole, with the objective of recommending a group of persons that reflects the appropriate balance of knowledge, experience, skills, expertise and diversity and includes at least the minimum number of independent directors required by the NYSE Amex. The Committee will not distinguish among nominees recommended by stockholders and nominees recommended by other persons.

In addition to the responsibilities described above, the Nominating and Corporate Governance Committee currently develops and recommends to the Board a set of corporate governance principles for the Company; oversees the evaluation of the Company’s management and the Board; and makes recommendations to the Board regarding the size and composition of committees of the Board, including identifying individuals qualified to serve as members of a committee. A copy of the current Nominating and Corporate Governance Committee Charter is available on the Company’s website at investors.americanapparel.net. For more information, see “Consideration of Director Nominees” below.

Consideration of Director Nominees

Stockholder Nominees

Stockholders of the Company may make recommendations to the Nominating and Corporate Governance Committee of candidates for nomination as directors of the Company or may nominate a person directly for election to the Board, in each case subject to compliance with the procedures described below and further set forth in the charter of the Nominating and Corporate Governance Committee and in the Bylaws, as the case may be.

However, pursuant to the Investment Agreement (described under “Proposal 1” above), Lion currently has the right to designate up to two persons to the Board of Directors and a board observer, subject to maintaining certain minimum ownership thresholds of shares issuable under the Lion Warrant. Pursuant to the Investment Voting Agreement (described under “Proposal 1” above), for so long as Lion has the right to designate any person or persons to the Board of Directors, Mr. Charney has agreed to vote his shares of Common Stock in favor of Lion’s designees, subject to maintaining a certain minimum ownership threshold, and Lion has agreed to vote its shares of Common Stock in favor of Mr. Charney, subject to termination upon the occurrence of certain events. As a result of the Investment Agreement and the Investment Voting Agreement, Lion and Mr. Charney can, by voting for their Board nominees as provided in the Investment Agreement and the Investment Voting Agreement, elect the two Lion designees and Mr. Charney, subject to the conditions described above.

Stockholder Recommendations of Nominees. The policy of the Nominating and Corporate Governance Committee is to consider properly submitted stockholder recommendations of candidates for election to the Board as described below under “Identifying and Evaluating Nominees for Directors.” The Nominating and Corporate Governance Committee will evaluate a prospective nominee recommended by any stockholder in the same manner and against the same criteria as any other prospective nominee identified by the Nominating and Corporate Governance Committee from any other source.

In evaluating recommendations from stockholders, the Nominating and Corporate Governance Committee will seek to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under “Director Qualifications” below.

A stockholder recommendation of a candidate for election to the Board must be in writing and must be received by the Company not later than 30 days after the end of the Company’s fiscal year. The recommendation must contain the following information and documentation:

•

the candidate’s name, age, business and current residence addresses, as well as residence addresses for the past 20 years, principal occupation or employment and employment history (name and address of employer and job title) for the past 10 years and educational background;

•	the candidate’s permission for the Company to conduct a background investigation;

•	the number of shares of Common Stock beneficially owned by the candidate;

•

the information that would be required to be disclosed about the candidate under the rules of the Exchange Act in a proxy statement soliciting proxies for the election of such candidate as a director; and

•	a signed consent of the candidate to serve as a director of the Company, if elected.

American Apparel, Inc.

Attention: Nominating and Corporate Governance Committee

747 Warehouse Street

Los Angeles, California 90021

Stockholder Nominations of Directors. A stockholder that instead desires to nominate a person directly for election to the Board at an annual meeting must comply with the advance notice procedures of the Bylaws and attend the annual meeting to make the necessary motion. Nominations of persons for election to the Board at a meeting of stockholders may be made at such meeting by any stockholder of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in the Bylaws and described below.

Such nominations by any stockholder must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the meeting, however, in the event that less than 70 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder, to be timely, must be received no later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs.

Such stockholder’s notice to the Secretary must set forth:

•

as to each person whom the stockholder proposes to nominate for election or reelection as a director, (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class and number of shares of capital stock of the Company which are beneficially owned by the person, and (d) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules and regulations of the SEC under Section 14 of the Exchange Act; and

•

as to the stockholder giving the notice (a) the name and record address of the stockholder and (b) the class and number of shares of capital stock of the Company which are beneficially owned by the stockholder.

The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. No person nominated by a stockholder will be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth above. The officer of the Company presiding at an annual meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

Director Qualifications

The Nominating and Corporate Governance Committee has the responsibility to review the background and qualifications of individuals being considered as director candidates, including developing criteria and qualifications for membership on the Board. Among the qualifications considered in the selection of candidates, the Committee shall consider each candidate’s experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Committee considers appropriate in the context of the needs of the Board.

Additionally, the Committee considers whether the candidate is:

•	independent pursuant to NYSE Amex requirements;

•	accomplished in his or her field and maintained a reputation, both personal and professional, consistent with the image and reputation of the Company;

•	able to read and understand financial statements (the Committee will also determine if a candidate qualifies as an “audit committee financial expert,” as defined by the SEC);

•	knowledgeable as to the Company and issues affecting the Company;

•	committed to enhancing stockholder value;

•	able to understand fully the legal responsibilities of a director and the governance processes of a public company;

•	able to develop a good working relationship with other Board members and senior management; and

•	able to suggest business opportunities to the Company.

Identifying and Evaluating Nominees for Directors

The Nominating and Corporate Governance Committee annually reviews the composition of the Board and reviews the suitability for continued service as a director of each Board member when his or her term expires and when he or she has a change in status, including but not limited to an employment change, and to recommend whether or not the director should be re-nominated. The Nominating and Corporate Governance Committee also recommends to the Board the nominees for election as directors by the stockholders or appointment by the Board, as the case may be, pursuant to the Bylaws of the Company, which recommendations will be consistent with the criteria for selecting directors established by the Board or the Nominating and Corporate Governance Committee, as the case may be.

Executive Sessions

Executive sessions of non-management directors are expected to be held on a regular basis. Any non-management director can request that an additional executive session be scheduled.

Communications with the Board

You may communicate with the Board by submitting an e-mail to the Board at bod@americanapparel.net. All directors have access to this e-mail address.

Governance Guidelines and Committee Charters

The Company’s Governance Guidelines, which satisfy NYSE Amex listing standards for “corporate governance guidelines,” as well as the charters for each of the committees of the Board, are available at investors.americanapparel.net. Stockholders may request a copy of the Company’s Governance Guidelines or the charter of any of the Committees of the Board, at no cost, by writing to us at the following address: American Apparel, Inc., Attn: General Counsel, 747 Warehouse Street, Los Angeles, California 90021.

Code of Ethics

The policies comprising our code of ethics are set forth in the Company’s Code of Ethics (the “Code of Ethics”) (included as Exhibit 14.1 of the Current Report on Form 8-K (File No 001- 32697) filed December 18, 2007). These policies satisfy the SEC’s requirements for a “code of ethics,” and apply to all directors, officers (including our principal executive officer, principal financial officer and principal accounting officer or controller) and employees. The Code of Ethics is also published on our website at investors.americanapparel.net. Stockholders may request a copy of the Code of Ethics, at no cost, by writing to us at the following address: American Apparel, Inc., Attn: General Counsel, 747 Warehouse Street, Los Angeles, California 90021.

Indemnification of Directors

The General Corporation Law of the State of Delaware provides that a company may indemnify its directors and officers as to certain liabilities. The Company’s Amended and Restated Certificate of Incorporation and Bylaws provide for the indemnification of its directors and officers to the fullest extent permitted by law, and the Company has entered into separate indemnification agreements with certain directors and officers to effectuate these provisions and has purchased directors’ and officers’ liability insurance. The effect of such provisions is to indemnify, to the fullest extent permitted by law, the directors and officers of the Company against all costs, expenses and liabilities incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with the Company.

The Company has entered into separate indemnification agreements with its directors and certain of its officers. The indemnification agreements provide for the indemnification of and the advancing of expenses to such directors and officers to the fullest extent (whether partial or complete) permitted by law and as set forth in the indemnification agreement, and, to the extent insurance is maintained, for the continued coverage of such directors and officers under the Company’s directors’ and officers’ liability insurance policies. The Company currently maintains directors’ and officers’ liability insurance.

PROCESSES AND PROCEDURES FOR DETERMINATION OF

EXECUTIVE AND DIRECTOR COMPENSATION

The Compensation Committee of the Board of Directors is responsible for overseeing the compensation and employee benefit plans and practices of the Company. The Compensation Committee reviews and approves, either as a committee or together with the other independent directors, the general compensation policies of the Company, oversees the administration of all of the Company’s compensation and benefit plans and reviews and approves, either as a committee or together with the other independent directors, compensation of the executive officers of the Company. The Compensation Committee Charter requires that the Compensation Committee consist of no fewer than two Board members who qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Exchange and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. At all times since its formation following the Acquisition, the Compensation Committee has consisted of at least three Board members, each of whom the Board has affirmatively determined satisfied these independence requirements.

The Compensation Committee Charter sets forth the purpose of and other matters pertaining to the Compensation Committee. The form of the current Compensation Committee Charter is available on the Company’s website at investors.americanapparel.net.

Pursuant to its Charter, the Compensation Committee’s responsibilities include the following:

•

review and approve, either as a committee or together with the other independent directors, the corporate goals and objectives relevant to the compensation of the Chief Executive Officer and other officers of the Company;

•	evaluate, either as a committee or together with the other independent directors, the Chief Executive Officer’s performance in light of such goals and objectives;

•

set, either as a committee or together with the other independent directors, officers’ compensation levels, including base salary, annual incentive opportunities, long-term incentive opportunities and benefits;

•

review and approve, either as a committee or together with the other independent directors, any employment contracts or related agreements, such as severance or termination arrangements, to be made with any executive officer of the Company;

•

review and recommend to the Board appropriate director compensation programs and, either as a committee or together with the other independent directors, review and approve perquisites or other personal benefits to directors and recommend any changes to the Board;

•	review its own performance and assess the adequacy of its Charter;

•

review and approve the goals and objectives of and the plans underlying the Company’s general compensation and other employee benefit programs, including incentive-compensation and equity-based programs;

•	retain and terminate any compensation consultant used to assist in the evaluation of officer compensation, including to approve the consultant’s fees and other retention terms; and

•	produce a report of the Compensation Committee to be included in the Company’s annual proxy statement.

Our Chief Executive Officer and Chairman of the Board recommends to the Compensation Committee salary, annual bonus, equity-based awards and long-term compensation levels for other executives, including the other Named Officers (as defined under “Compensation Discussion and Analysis” below). Our other executives, including the other Named Officers, do not currently have any role in determining or recommending the form or amount of compensation paid to our Named Officers and our other executives. While the Compensation

Committee reviews and makes recommendations regarding compensation paid to the non-employee directors, the compensation for these directors is determined by the Board.

Equity awards to all officers subject to Section 16 of the Exchange Act are made by the Compensation Committee. As indicated above, pursuant to its charter, the Compensation Committee is authorized to retain and terminate any compensation consultant engaged to assist in the evaluation of the compensation of our officers (including all of the Named Officers).

In March 2008, the Compensation Committee retained the firm of Pearl Meyer & Partners, LLC (“PM&P”) as its compensation consultant to assist in the development and evaluation of compensation policies, practices and awards. Specifically, PM&P was engaged to conduct a competitive review of executive compensation and severance policies, and to assist in developing an annual incentive plan and a long-term equity incentive program to reward and retain key executives and managers.

PM&P was engaged by and reports directly to the Compensation Committee. While conducting assignments, PM&P interacts with our management when appropriate to gather perspectives and relevant company and compensation data. In addition, PM&P may seek feedback from the Compensation Committee Chairman, other members of the Committee or Board, or the Chief Executive Officer and Chairman of the Board regarding its work prior to presenting study results or recommendations to the Committee.

PM&P has attended or participated in certain Compensation Committee meetings and provided third-party data, advice and expertise on proposed executive compensation levels, programs and plan designs. The Committee may also ask PM&P to review and provide advice related to proposals prepared by management, including evaluating the consistency of such proposals with the Committee’s compensation philosophy and in comparison to programs at other companies.

COMPENSATION OF DIRECTORS

Compensation for non-employee directors will consist of annual stock grants and Board and Committee meeting fees, as described below. Employees who are also directors will receive no additional compensation for their Board service.

DIRECTOR COMPENSATION—FISCAL 2008

During 2008, the sole cash compensation to our non-employee directors consisted of a total of $228,000 in Board and Committee meeting fees paid to Messrs. Greene, Klein, Mayer, Miller, Samson, Singer and Thornton for their participation in Board meetings held during 2008.

Pursuant to the 2007 Performance Equity Plan approved by stockholders in conjunction with the Acquisition, our non-employee directors each received a stock grant (of fully vested shares) as described below for their Board service, and automatically will receive a stock grant for each year of service thereafter, such grant to be made at the beginning of each such year of service, equal to that number of shares of our Common Stock having an aggregate market value of $75,000 at the time of grant.

The first annual stock grant was approved by the Board of Directors on February 6, 2008, subject to the filing and effectiveness of a registration statement on Form S-8, which was filed on April 17, 2008. Pursuant to the Board authorization for the first annual stock grant, however, the number of shares awarded to each non-employee director was to be determined using the highest closing price per share of Common Stock as of December 12, 2007, February 6, 2008 or April 17, 2008. Consequently, the Company issued to each non-employee director 4,808 shares of Common Stock, based upon the December 12, 2007 closing price per share of $15.60, in connection with their Board service.

On January 12, 2009, the Company issued the second annual grant to each non-employee director of 35,211 shares of common stock, based upon the closing price per share of $2.13, in connection with their Board service.

The table below summarizes the compensation provided by the Company to non-employee directors for the fiscal year ended December 31, 2008:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Delivered Compensation Earnings ($)	All Other Compensation ($) (2)	Total ($)
Non-Employee Directors
Robert Greene	$19,000	$33,079	$—	$—	$—	$—	$52,079
Mark D. Klein	47,000	33,079	—	—	—	2,615	82,694
Allan Mayer	18,000	33,079	—	—	—	—	51,079
Keith Miller	22,000	33,079	—	—	—	—	55,079
Mark Samson	47,000	33,079	—	—	—	4,074	84,153
Mortimer Singer	23,000	33,079	—	—	—	—	56,079
Mark A. Thornton	52,000	33,079	—	—	—	2,974	88,053

All Non-Employee Directors	$228,000	$231,553	$—	$—	$—	$9,663	$469,216

(1)	Represents the amounts recognized for the fiscal year ended December 31, 2008 in the Company’s results of operations pursuant to Financial Accounting Standard 123R – Stock Based Payments. Assumptions used in the calculation of these amount are further described in Note 15 to the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2008, included in the Annual Report. The aggregate grant date fair value for the stock award is $432,000, computed in accordance with FAS 123R.
(2)	Relates to reimbursements for out-of-pocket travel expenses for attending Board and Committee meetings.

Annual Stock Awards and Meeting Fees

The following table sets forth the schedule of annual stock grants and meeting fees for non-employee directors in effect during 2008:

Type of Fee	Dollar Amount
Value of Annual Stock Grant	$75,000
Attendance Fee per Committee Meeting Attended	$1,000
Attendance Fee per Board Meeting Attended	$1,000

Each non-employee director receives $1,000 for each Board and each Committee meeting attended and are also reimbursed for out-of-pocket expenses including travel expenses that they incur serving as directors.

COMPENSATION DISCUSSION AND ANALYSIS

This section contains a discussion of the material elements of compensation awarded to, earned by or paid to the principal executive officer and principal financial officer of the Company and our three other most highly compensated individuals who were serving as executive officers as of December 31, 2008.

During 2008, Dov Charney served as the Company’s Chairman of the Board, President and Chief Executive Officer. Three individuals served as our Chief Financial Officer and Treasurer during 2008: Ken Cieply from January 1, 2008 to May 21, 2008, William Gochnauer from May 22, 2008 to December 28, 2008 (serving as Interim Chief Financial Officer for such period) and Adrian Kowalewski, who previously had been serving as the Company’s Director of Corporate Finance, from December 29, 2008 to December 31, 2008. Our two other most highly compensated individuals were Joyce Crucillo and Martin Bailey. These individuals are referred to as the “Named Officers” herein.

The Company’s current executive compensation programs are determined and approved by the Compensation Committee of the Board. None of the Named Officers are members of the Compensation Committee. Our Chief Executive Officer and Chairman of the Board recommends to the Compensation Committee salary, cash incentive awards, equity-based awards and long-term compensation levels for executives, including the other Named Officers. Our other executives, including the other Named Officers, do not currently have any role in determining or recommending the form or amount of compensation paid to our Named Officers and our other executives.

Executive Compensation Program Objectives and Overview

It is the Company’s intent that its executive compensation programs achieve three fundamental objectives: (1) attract, motivate and retain qualified executives; (2) hold executives accountable for performance; and (3) align executives’ interests with the interests of our stockholders. In structuring the Company’s executive compensation programs, we intend to be guided by the following basic philosophies:

•	Competition. The Company should provide competitive compensation opportunities so that it can attract, motivate and retain qualified executives.

•	Pay for Performance. A substantial portion of compensation should be tied to Company (and/or particular department or segment) and individual performance.

•

Alignment with Stockholder Interests. A substantial portion of compensation should be contingent on the Company’s performance. As an executive officer’s level of responsibility increases, a greater portion of the officer’s total compensation should be dependent on the Company’s performance.

As described in more detail below, the material elements of our executive compensation program will include some or a mix of the following, at the discretion of the Compensation Committee: a base salary, an annual cash incentive bonus opportunity, and a performance equity plan component. We believe that these elements of our executive compensation program will help us to achieve one or more of our compensation objectives. The executive compensation program is intended to attract, motivate and retain qualified executives. The base salary is the element of our current executive compensation program where the value of the benefit in any given year is generally not variable. We anticipate that any bonus awarded in any given year will depend on the performance of the individual and the performance of the Company. We believe that in order to attract, motivate and retain top-caliber executives, we need to provide executives with predictable benefit amounts that reward the executive’s continued service. The base salaries are paid out on a short-term or current basis. Any bonuses would generally be paid out on a short-term basis, such as at year end or upon completion of significant projects. Performance equity awards would generally be made on a longer-term basis. We believe that a mix of longer-term and short-term elements will allow us to achieve our dual goals of attracting and retaining executives (with the longer-term benefits geared toward retention and the short-term awards focused on recruitment).

Our cash incentive bonus opportunity would be primarily intended to hold executives accountable for performance, although we also believe it would align our executives’ interests with those of our stockholders and help us attract, motivate and retain executives. Our performance equity incentives would also be primarily intended to align our executives’ interests with those of our stockholders, although we believe they would help hold executives accountable for performance and help us motivate and retain executives.

These compensation elements are intended to create a total compensation package for each executive that we believe will achieve our compensation objectives and provide competitive compensation opportunities.

The Company has employment agreements with Dov Charney, Chairman of the Board, Chief Executive Officer and President, Glenn A. Weinman, Senior Vice President, General Counsel and Secretary, and Joyce Crucillo, Chief Litigation Counsel. For a more complete description of current employment agreements with Mr. Charney, Mr. Weinman and Ms. Crucillo, see “Description of Employment Agreements” below.

Current Executive Compensation Program Elements

Base Salaries

The Compensation Committee reviews and approves base salaries for executives, including Named Officers, annually and in connection with promotions or other changes in responsibilities. The Compensation Committee generally reviews the base salaries for each executive in the first quarter of each year to set salaries, and intends to consider market data, individual compensation history, pay in relation to other executives at the Company, tax deductibility, individual job performance and future potential, as well as evaluations and recommendations by senior management in determining base salary. The weight given to each of these factors may differ from individual to individual, as the Compensation Committee deems appropriate.

Annual Bonus Awards

As discussed under “Description of Employment Agreements” below, Mr. Charney’s employment agreement provides for the payment of a target bonus of 150% of his annual base salary subject to certain terms and conditions. On April 13, 2009, the Compensation Committee discussed whether to award Mr. Charney a bonus for his service for the year ended December 31, 2008, under the terms of his agreement and, if so, at what level. During this discussion, the Compensation Committee analyzed a number of factors including metrics such as the Company’s 2008 net sales (“Net Sales”), earnings before interest, taxes, depreciation and amortization (“EBITDA”) and earnings per share (“EPS”), and whether performance on these metrics was within the targeted range communicated to shareholders. To assist the Compensation Committee in its discussion regarding

Mr. Charney’s bonus, the Compensation Committee consulted with PM&P, which advised the Compensation Committee that an approach of using financial indicators such as EPS, EBITDA and Net Sales is consistent with the competitive practices of the Company’s peer group. The Compensation Committee agreed that in evaluating Mr. Charney’s performance and bonus for 2008, this broader approach of using financial indicators provides a more consistent and complete view of his and the Company’s performance and achievements.

Accordingly, in evaluating Mr. Charney’s performance for 2008, the Compensation Committee focused on the Company’s significant increase in net sales for 2008 (an increase of 40.8% over 2007), the achievement of the Company’s targeted EBITDA and EPS for 2008, and Mr. Charney’s contribution to the Company in obtaining such results. The Compensation Committee also reviewed peer group financial analysis provided by PM&P, which indicated that the Company ranked third highest (out of 20 peer companies) in terms of Net Sales growth over a one- and three-year period, second highest (out of 18 companies) in terms of Operating Income growth over a three-year period, and first (out of 17 companies) in Net Income growth over the same three-year period. The Compensation Committee also considered that the foregoing described results occurred in spite of a recessionary retail environment. Additionally, the Compensation Committee further noted that the Company opened 78 new stores in 2008. In addition, based on information provided by PM&P, the Compensation Committee noted that the Company’s comparable-store sales increased 22% for 2008, substantially above the average for companies in the specialty apparel retail segment.

PM&P further advised the Compensation Committee that Mr. Charney’s target bonus for 2008 is at the 63rd percentile of the Company’s peer group, and his resulting total cash compensation (annual base salary and bonus) is at the 68th percentile of the Company’s peer group. In addition, PM&P advised that the impact of Mr. Charney’s target bonus on the Company’s EPS would be approximately $0.02 per share. Accordingly, based on the considerations discussed above and Mr. Charney’s integral contribution to the Company in obtaining such financial achievements in 2008, the Compensation Committee determined that it would be appropriate to award Mr. Charney a bonus of $1,125,000, which is equal to the targeted level of 150% of his 2008 annual base salary, for his service for the year ended December 31, 2008.

Prior to the date that the Compensation Committee approved such bonus, Mr. Charney advised the Compensation Committee that, in light of the Company’s stock price performance in 2008, he would prefer that the Compensation Committee reduce his proposed 2008 bonus to $250,000 for his service for the year ended December 31, 2008.

Other than the bonus payment that will be paid to Mr. Charney as described above and bonus payments that were paid to Ms. Crucillo pursuant to her employment agreement, as discussed below in “Description of Employment Agreements,” there were no annual or other bonuses awarded to Named Officers for the year ended December 31, 2008.

On April 13, 2009, subject to stockholder approval of the Incentive Plan, as discussed in “Proposal 4” above, the Board of Directors approved the Incentive Plan, under which certain cash awards are intended to qualify as performance-based compensation under Section 162(m). The Board of Directors believes that adoption of the Incentive Plan will provide the Compensation Committee with the tools necessary to meet the Company’s objectives of attracting, motivating and retaining qualified employees and of tying a portion of compensation to Company performance. Accordingly, subject to stockholder approval of the Incentive Plan, as discussed in “Proposal 4” above, going forward, a portion of compensation for executive officers may be based on the financial performance of the Company, as determined at the discretion of the Compensation Committee.

Long-Term Equity Incentive Awards

The Compensation Committee has the authority to grant stock options, restricted stock and other awards under the Company’s 2007 Performance Equity Plan to executives.

The Compensation Committee believes that the executives’ long-term compensation should be directly linked to the value provided to our stockholders. Consequently, the Compensation Committee is considering the establishment of a performance-based program whereby executives’ long-term compensation may be awarded in the form of stock options and/or restricted stock, at the discretion of the Compensation Committee. The number of shares of the Company’s Common Stock subject to each award will be intended to create a meaningful opportunity for stock ownership in light of the executive’s current position with the Company, the size of comparable awards to comparable executives at our peer group companies, the individual’s personal performance, the individual’s service with the Company (including years of service to the Company’s predecessor, Old American Apparel) and such other factors determined to be relevant by the Compensation Committee.

Severance and Other Benefits Upon Termination of Employment

In order to support our compensation objective of attracting, retaining and motivating qualified executives, we believe that, in certain cases, we may decide to provide executives with severance protections upon certain types of termination. These severance protections would be negotiated on an individual by individual basis. American Apparel has not entered into any change in control agreements or other severance arrangements with any of its executive officers other than with Dov Charney, Glenn Weinman and Joyce Crucillo. For a more complete description of current employment agreements with Mr. Charney, Mr. Weinman and Ms. Crucillo, see “Description of Employment Agreements” below.

Option Grant Practices and Policies

It is intended to be the practice of the Compensation Committee to grant stock options under the 2007 Performance Equity Plan with an exercise price equal to or greater than the closing price of the Company’s Common Stock on the date of grant.

Section 162(m) Policy

Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year. The limitation applies only to compensation which is not considered to be performance-based. The Compensation Committee intends to consider the anticipated tax treatment to the Company and our executive officers when reviewing executive compensation and our compensation programs.

While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Compensation Committee’s overall compensation philosophy. The Compensation Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate officers in a manner commensurate with performance and the competitive environment for executive talent. From time to time, the Compensation Committee may award compensation to our executive officers which is not fully deductible, if it determines that such award is consistent with its philosophy and is in our and our stockholders’ best interests.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee has certain duties and powers as described in its Charter. The Compensation Committee is currently composed of the five non-employee directors named at the end of this Proxy Statement, each of whom is independent as defined by NYSE Amex listing standards.

The Compensation Committee of the Company has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K of the Exchange and, based on such review and discussions, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement for the 2009 Annual Meeting, as filed with the SEC.

By the Compensation Committee,

Keith Miller, Chairman
Robert Greene
Allan Mayer
Mortimer Singer
Mark A. Thornton

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2008, Robert Greene, Allan Mayer, Keith Miller, Mortimer Singer and Mark A. Thornton served as members of the Compensation Committee. During 2008, no current member of the Compensation Committee was an officer or employee of the Company, formerly an officer of the Company or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as a director or member of the Company’s Compensation Committee during the year ended December 31, 2008.

SUMMARY COMPENSATION TABLE

The following table presents information regarding compensation of our Named Officers for services rendered during 2008, 2007 and 2006.

Name and Principal Position	Year	Salary ($)			Bonus ($) (1)			Stock Awards ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation Earnings		Change in Pension Value and Non- Qualified Deferred Compensation Earnings		All Other Compensation			Total
(a)	(b)	(c)			(d)			(e)		(f)		(g)		(h)		(i)			(j)
Dov Charney,	2008		$750,000			$250,000	(2)		$—		$—		$—		$—		$—			$1,000,000
Chairman of the Board, President	2007 2006	$ $	8,304,388 2,394,379	(3) (3)	$ $	— —		$ $	— —	$ $	— —	$ $	— —	$ $	— —	$ $	7,874,557 17,118	(4)(5) (4)	$ $	16,178,945 2,411,497
and Chief Executive Officer

Adrian Kowalewski,	2008		$197,308			$—			$—		$—		$—		$—		—	(18)		$197,308
Executive Vice President	2007		$167,692			$40,000			$—		$—		$—		$—		$—	(18)		$207,692
and Chief Financial Officer (6)	2006		$47,138	(7)		$—			$—		$—		$—		$—		$—			$47,138

William Gochnauer,	2008		$245,022			$—			$—		$—		$—		$—		$44,462	(9)		$289,484
Former Interim Chief	2007		$—			$—			$—		$—		$—		$—		$—			$—
Financial Officer	2006		$—			$—			$—		$—		$—		$—		$—			$—
and Treasurer (8)

Ken Cieply,	2008		$102,462			$—			$—		$—		$—		$—		$148,804	(12)(13)		$251,266
Former Chief Financial	2007		$218,462			$—			$—		$—		$—		$—		$64,635	(12)		$283,097
Officer and Treasurer (10)	2006		$103,846	(11)		$10,000			$—		$—		$—		$—		$22,572	(12)		$136,418

Joyce Crucillo,	2008		$225,000	(15)		$—			$—		$—		$—		$—		—	(18)		$225,000
Chief Litigation	2007		$225,000	(15)		$—			$—		$—		$—		$—		$—	(18)		$225,000
Counsel (14)	2006		$18,750	(16)		$—			$—		$—		$—		$—		$—	(18)		$18,750

Martin Bailey,	2008		$278,846			$—			$—		$—		$—		$—		$63,509	(17)		$342,355
Chief Manufacturing	2007		$235,585			$—			$—		$—		$—		$—		$41,692	(17)		$277,277
Officer	2006		$200,000			$15,000			$—		$—		$—		$—		$44,281	(17)		$259,281

(1)	Includes bonuses earned in the year indicated, regardless of when paid. Other than the bonus payment that will be paid to Mr. Charney as described below and bonus payments that were paid to Ms. Crucillo as part of her annual salary as reported in column (c) of this Summary Compensation Table pursuant to her employment agreement, as discussed below in “Description of Employment Agreements,” there were no annual or other bonuses awarded to Named Officers for the year ended December 31, 2008.
(2)	As described in more detail under “Compensation Discussion and Analysis” above, the Compensation Committee approved a bonus for Mr. Charney for his service for the year ended December 31, 2008, in an amount equal to $250,000.
(3)	Mr. Charney did not receive any salary or bonus from American Apparel prior to the Acquisition. As a stockholder of Old American Apparel, and as a result of the S Corporation status of the company, Mr. Charney was allocated income based on the net profits of Old American Apparel and, from time to time, received distributions of the profits, which are included in the “Salary” amounts here. During 2007 and 2006, Mr. Charney received distributions from Old American Apparel on his allocable income amounting to $2,963,021 and $348,000, respectively. For Mr. Charney, amounts presented also include salary of $39,041 for the period from December 12, 2007, the date of the consummation of the Acquisition, through December 31, 2007 pursuant to his employment agreement with the Company, described in more detail under “Description of Employment Agreements” below, and management fees earned under an arrangement with Old American Apparel’s Canadian subsidiaries amounting to $5,302,326 for 2007 and $2,046,379 for 2006. Such fees ceased as of December 12, 2007, the date of consummation of the Acquisition.
(4)	All other compensation includes payments of $7,857,318 in 2007 for reimbursement of personal tax liabilities provided for in the Acquisition Agreement.
(5)	All other compensation also includes personal benefits provided by Old American Apparel and the Company, including payment of the executive officer’s share of the company’s health insurance premium and $15,000 in life insurance premiums paid on policies held jointly by the Company and Mr. Charney. The face value of these policies is $1.5 million.
(6)	In December 2008, Mr. Kowalewski was appointed Executive Vice President and Chief Financial Officer.
(7)	Mr. Kowalewski joined Old American Apparel in June 2006.
(8)	Mr. Gochnauer served as Interim Chief Financial Officer from May 22, 2008 to December 28, 2008.
(9)	Personal benefits include housing, automobile rental and commuting expense reimbursements related to Mr. Gochnauer’s commute between Oakland, California and Los Angeles, California amounting to $44,462 for 2008.
(10)	On May 21, 2008, Mr. Cieply stepped down from his position as Chief Financial Officer.
(11)	Mr. Cieply joined Old American Apparel on June 12, 2006.
(12)	Personal benefits include housing, automobile rental and commuting expense reimbursements related to Mr. Cieply’s commute between Montreal, Canada and Los Angeles, California amounting to $28,804, $64,635 and $22,572, respectively, for 2008, 2007 and 2006.

(13)	In connection with Mr. Cieply’s resignation as Chief Financial Officer, Mr. Cieply received a $120,000 immediate cash payment and continued heath coverage and other personal benefits, including housing and automobile rental until July 31, 2008. For additional information, see “Certain Relationships and Related Transactions – Severance Agreement and Release of Ken Cieply” below.
(14)	Ms. Crucillo has been the Chief Litigation Counsel of the Company since February 17, 2009. Prior thereto, Ms. Crucillo had served as the Company’s general counsel since the consummation of the Acquisition on December 12, 2007, and prior to the Acquisition, Ms. Crucillo had served as general counsel of Old American Apparel since December 2006.
(15)	Ms. Crucillo joined Old American Apparel in December 2006.
(16)	As discussed under “Description of Employment Agreements” below, Ms. Crucillo’s annual salary of $225,000 includes a guaranteed bonus of $75,000 that is payable semi-annually in two equal installments and accrues and vests for each day that Ms. Crucillo remains employed with the Company.
(17)	Personal benefits include payment of the executive officer’s share of the Company’s health insurance premium, a vehicle allowance and $24,000 in life insurance premiums paid on policies held by Mr. Bailey. The face value of these policies is $2.0 million.
(18)	Amount is less than $10,000 and accordingly is omitted.

Compensation of Named Officers

The “Summary Compensation Table” above quantifies the value of the different forms of compensation earned by or awarded to our Named Officers in 2008, 2007 and 2006. The primary elements of each Named Officer’s total compensation reported in the table are base salary, bonuses, and the other benefits listed in Column (i) of the “Summary Compensation Table,” as further described in the footnotes to the table identified therein.

The “Summary Compensation Table” should be read in conjunction with the narrative descriptions that follow. A description of the material terms of the employment agreements currently in force with respect to Named Officers is provided immediately following this paragraph.

Description of Employment Agreements

The following are descriptions of the terms of the employment agreements with Dov Charney and Joyce Crucillo, our only Named Officers with employment agreements, and Glenn A. Weinman.

Dov Charney, Chairman of the Board, Chief Executive Officer, and President

The Company and Dov Charney are parties to an employment agreement dated December 12, 2007, pursuant to which Mr. Charney will serve as the Company’s Chief Executive Officer and President for an initial three-year term, commencing on December 12, 2007, which term will automatically extend for successive one-year periods unless either party provides written notice of non-renewal at least 90 days prior to such renewal date. His employment agreement provides that Mr. Charney will receive a base salary of $750,000 per year, subject to increase based on the annual review of the Board of Directors, and also will be entitled to receive, subject to certain conditions, a target annual bonus of 150% of his base salary and a long-term bonus over the initial three-year term of the employment agreement of up to 300% of his base salary upon the Company’s attainment of performance objectives to be determined by the Board or the Compensation Committee. His employment agreement also provides that Mr. Charney will be eligible to participate in the Company’s employee benefit plans as they may exist from time to time (including, without limitation, those plans covering pension and profit sharing, executive bonuses, stock purchases, stock options, life, health and dental insurance, vacation benefits and reimbursement of reasonable and necessary business expenses). See “Potential for Payments Upon Termination or Change of Control” for additional information regarding Mr. Charney’s employment agreement.

Glenn A. Weinman, Senior Vice President, General Counsel and Secretary

In February 2009, Glenn A. Weinman joined the Company as Senior Vice President, General Counsel and Secretary. In connection with Mr. Weinman’s appointment as Senior Vice President, General Counsel and Secretary, the Company and Mr. Weinman entered into an employment agreement, pursuant to which

Mr. Weinman will serve as the Company’s General Counsel and Secretary for an initial two-year term, commencing on February 17, 2009, which term will automatically extend for successive one-year periods unless terminated by the Company on at least 90 days written notice prior to the expiration of the then-current term. His employment agreement provides that Mr. Weinman will receive a minimum base salary of $300,000 per year, subject to increase based on the annual review of the Compensation Committee, and an opportunity to earn performance bonuses as may be determined by the Board of Directors. His employment agreement also provides that Mr. Weinman will be eligible for stock and stock option grants under the Company’s 2007 Performance Equity Plan, as may determined by the Compensation Committee, and will participate in the benefit plans that the Company maintains for its executives and receive certain other standard benefits (including, without limitation, vacation benefits and reimbursement of travel and business-related expenses, dues and fees). See “Potential for Payments Upon Termination or Change of Control” for additional information regarding Mr. Weinman’s employment agreement.

Joyce Crucillo, Chief Litigation Counsel

The Company and Joyce Crucillo are parties to an employment agreement, dated October 26, 2006, as amended as of March 11, 2009, pursuant to which Ms. Crucillo will serve as the Company’s Chief Litigation Counsel. The initial term of her agreement ended on November 30, 2007, but renewed automatically for successive one-year terms, and will renew automatically unless either party provides written notice of non-renewal at least 90 days prior to such renewal date. Her employment agreement provides that Ms. Crucillo will receive a base salary of $225,000 per year, of which $75,000 is a guaranteed bonus that is payable semi-annually in two equal installments and accrues and vests for each day that Ms. Crucillo remains employed with the Company. Her employment agreement also provides that Ms. Crucillo will be eligible for benefits including, without limitation, health, accident, disability, medical, pension, bonus, stock, profit-sharing, savings plans and similar benefits generally available to the Company’s employees. See “Potential for Payments Upon Termination or Change of Control” for additional information regarding Ms. Crucillo’s employment agreement.

Potential Payments Upon Termination or Change of Control

The following are descriptions of potential payments upon termination or change of control with respect to the employment agreements with Dov Charney and Joyce Crucillo, our only Named Officers with employment agreements, and Glenn A. Weinman.

Dov Charney, Chairman of the Board, Chief Executive Officer and President

Mr. Charney’s employment agreement provides that in the event that his employment is terminated (i) by the Company without “cause” or (ii) by Mr. Charney for “good reason,” Mr. Charney will be entitled to the following: (1) a pro rata portion of his annual and long term performance bonuses for the year in which he is terminated as if 100% of the performance targets were met, (2) a payment equal to the greater of (x) annual base salary for the remainder of his employment contract or (y) two times the sum of his annual base salary and maximum annual performance bonus, (3) immediate vesting of all equity awards granted to him by the Company and (4) all lock-up restrictions on all of Mr. Charney’s stock in the Company will immediately lapse.

In the event of a change in control, if any payments or benefits due to Mr. Charney in connection with the change in control, including payments as a result of termination of his employment, will be subject to excise taxes as defined in his employment agreement, Mr. Charney will be entitled to a tax gross-up for all effects of the excise taxes. If a change in control had occurred as of December 31, 2008, and Mr. Charney had received the termination lump sum payments described above, he would have been entitled to a tax gross-up payment of $1.9 million.

Upon termination of Mr. Charney’s employment by the Company with “cause” or due to Mr. Charney’s permanent incapacity or death, the Company will pay Mr. Charney any unreimbursed expenses then owed by the Company to Dov Charney and all accrued but unpaid wages. Mr. Charney will not be entitled to any other consideration or compensation. As of December 31, 2008, Mr. Charney’s accrued wages amounted to $20,548.

Had Mr. Charney separated from the Company as of December 31, 2008, as a result of termination without “cause” or for “good reason,” he would have been entitled to a payment amounting to $3.4 million (of which $1.9 million is attributable to bonuses and $1.5 million is attributable to salary), in addition to the $20,548 of accrued wages noted above.

Glenn A. Weinman, Senior Vice President, General Counsel and Secretary

Mr. Weinman’s employment agreement provides that if Mr. Weinman is terminated without “cause” or if he resigns for “good reason”, the Company will pay Mr. Weinman the following: (a) his base salary accrued through the date of such resignation or termination and continuing for a period of one year after the date of such resignation or termination (the “Continuation Period”); (b) any bonus earned but not yet paid in respect of any calendar year preceding the year in which such termination or resignation occurs; (c) a bonus for the calendar year in which such termination or resignation occurs equal to his target annual performance bonus, if any, for such year and each subsequent calendar year included in whole or in part within the Continuation Period (prorated in the case of any partial calendar year based on the number of days included in such Continuation Period); and (d) any unreimbursed expenses and all stock and stock option grants awarded to Mr. Weinman by the Company also will become vested and exercisable. In addition, in such case, Mr. Weinman will be entitled to receive, until the earlier of the last day of the Continuation Period and the date Mr. Weinman is entitled to comparable benefits by a subsequent employer, continued participation in the Company’s medical, dental and insurance plans and arrangements.

If Mr. Weinman’s employment terminates by reason of his death or disability, or if he is terminated for “cause” or if he resigns without “good reason”, the Company will pay him (a) his base salary accrued through the date of such resignation or termination; (b) any bonus earned but not yet paid in respect of any calendar year preceding the year in which such termination of employment occurs; (c) only in the case of a termination because of his death or disability, a prorated amount of his target annual performance bonus for the calendar year in which such termination of employment occurs; and (d) any unreimbursed expenses. If Mr. Weinman’s employment terminates by reason of his death, in lieu of the payment schedule described above, his beneficiary or estate may elect to receive a single lump sum payment equal to the present value of all such payments.

Joyce Crucillo, Chief Litigation Counsel

Ms. Crucillo’s employment agreement provides that, effective February 17, 2009, if Ms. Crucillo is laid off, terminated (irrespective of whether such termination is with or without cause) or otherwise dismissed by the Company, then the Company will pay to her, as a severance payment, six months of her then current total annual compensation, which includes her annual base salary and annual guaranteed bonuses (regardless of whether any portion thereof has accrued or vested), plus continued health insurance benefits identical to what she was receiving at the time of separation for a period of six months after she leaves the Company.

Had the amendment to Ms. Crucillo’s employment agreement been effective during 2008 and had Ms. Crucillo been laid off, terminated (irrespective of whether such termination is with or without cause) or otherwise dismissed by the Company as of December 31, 2008, she would have been entitled to receive total payments of $116,230 (of which $112,500 is attributable to salary and $3,730 is attributable to health insurance benefits).

Stock Options and Other Equity Awards

The Company’s Named Officers did not participate in, or otherwise receive, any stock options or other equity-based awards in 2008 and no Named Officer had any outstanding stock options or other equity-based awards as of the year ended December 31, 2008.

Non-Equity Incentive Plan Awards

The Company’s Named Officers did not earn any nonqualified or other non-equity incentive plan compensation benefits during 2008.

Pension Benefits and Nonqualified Defined Contribution Plans

The Company’s Named Officers did not participate in, or otherwise receive any benefits under, any pension or non-qualified defined contribution plans sponsored by the Company during 2008 or any other prior years.

BENEFICIAL OWNERSHIP OF SHARES

The following table sets forth certain information available to the Company as of April 28, 2009, with respect to shares of Common Stock held by (i) each director, including the three Class B Nominees, (ii) each stockholder who is known to the Company to be the beneficial owner of more than 5% of our issued and outstanding Common Stock based on statements filed with the SEC pursuant to Section 13(d) or 13(g) of the Exchange Act, (iii) our Named Officers (as defined under “Compensation Discussion and Analysis” above) and (iv) all of our current directors and executive officers as a group.

	Beneficial Ownership of Common Stock
Name of Beneficial Owner (1)	Number	Percent of Class
Dov Charney (2)	38,113,065	53.7%
Lion/Hollywood L.L.C. (3) c/o Lion Capital (Americas) Inc. 888 Seventh Avenue New York, New York 10019.	16,000,000	18.4%
FMR LLC (4) 82 Devonshire Street Boston, Massachusetts 02109	10,614,792	14.9%
Martin Bailey	—	*
Jacob Capps	—	*
Joyce Crucillo	—	*
Robert Greene (5)	42,019	*
Mark D. Klein (5)	40,019	*
Adrian Kowalewski	—	*
Allan Mayer (5)(6)	41,019	*
Keith Miller (5)	40,019	*
Neil Richardson (7)	16,000,000	18.4%
Mark Samson (5)	40,019	*
Mortimer Singer (5)	40,019	*
Mark A. Thornton (5)	40,019	*
Glenn Weinman	—	*
Ken Cieply (8)	—	*
William Gochnauer (9)	—	*
All directors and executive officers as a group (12 persons)	38,396,198	54.1%

*	Less than 1.0%
(1)	This table is based upon 71,031,068 shares of Common Stock as of April 28, 2009 and upon information supplied by officers, directors, principal stockholders and the Company’s transfer agent, and contained in schedules filed with the SEC pursuant to Section 13(d) or 13(g) of the Exchange Act. Except as described in the footnotes below and subject to applicable community property laws and similar laws, the Company believes that each person listed above has sole voting and investment power with respect to such shares. Unless otherwise indicated, the business address of each of the directors and executive officers in this table is c/o American Apparel, Inc., 747 Warehouse Street, Los Angeles, California 90021.
(2)	A total of 37,258,065 of these shares are subject to a lock-up agreement and cannot be sold, subject to certain exceptions, without the Company’s consent, until the expiration of the restricted period under the lock-up agreement (as extended by a separate agreement entered into in March 2009) in December 2013 (which period may be shortened to December 2010 upon the occurrence of certain events). See “Certain Relationships and Related Transactions” below for further description of the lock-up agreement.
(3)

Pursuant to Rule 13d-3 under the Exchange Act, Lion may be deemed to beneficially own 16,000,000 shares of Common Stock, which are subject to issuance upon exercise of the Lion Warrant (which is exercisable by

Lion at any time during its term). See “Proposal 3” above for further description of the Lion Warrant. The information provided is based on a Schedule 13D filed by Lion with the SEC on March 23, 2009.
(4)	FMR, LLC (“FMR”) has beneficial ownership of these shares as of February 13, 2009. The information provided is based on Schedule 13G/A filed by FMR with the SEC on February 17, 2009.
(5)	Includes 4,808 shares granted to each non-employee director on April 17, 2008 and 35,211 shares granted to each non-employee director on January 12, 2009, as described under “Director Compensation—Fiscal 2008” above.
(6)	40,019 shares are held by a trust established for the benefit of Mr. Mayer and his family, of which Mr. Mayer is Trustee.
(7)	As a founder and designated member of Lion Capital, Mr. Richardson may be deemed to be the indirect beneficial owner of any securities beneficially owned or deemed to be beneficially owned by Lion Capital, which, as the manager of the sole members of Lion and of their general partner, may be deemed to be the indirect beneficial owner of any securities beneficially owned or deemed to be beneficially owned by Lion. Pursuant to Rule 13d-3 under the Exchange Act, Lion may be deemed to beneficially own 16,000,000 shares of Common Stock, which are subject to issuance upon exercise of the Lion Warrant (which is exercisable by Lion at any time during its term). See “Proposal 3” above for further description of the Lion Warrant. Neither the filing of this Schedule 14A nor any of its contents shall be deemed to constitute an admission that Mr. Richardson is the beneficial owner of the Common Stock referred to herein for purposes of Section 13(d) of the Exchange Act or for any other purpose, and Mr. Richardson expressly disclaims such beneficial ownership, except to the extent of Mr. Richardson’s pecuniary interest therein. The information provided is based on the Schedule 13D filed by Mr. Richardson with the SEC on March 23, 2009.
(8)	Served as the Company’s Chief Financial Officer and Treasurer until May 21, 2008.
(9)	Served as the Company’s Interim Chief Financial Officer and Treasurer from May 22, 2008 to December 29, 2008.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Under its charter, the Audit Committee is charged with reviewing the Company’s policies relating to the avoidance of conflicts of interest and reviewing past or proposed transactions between the Company and members of management. Additionally, the Audit Committee is responsible for reviewing the Company’s program to monitor compliance with the Company’s Code of Ethics. All dollar amounts in this section are in United States dollars unless stated otherwise.

Lion Transaction

Messrs. Capps and Richardson are the designees of Lion under the Investment Agreement and the Investment Voting Agreement. For a description of each of the agreements, see “Proposal 1” above.

In connection with the financing transaction described under “Proposal 3” above, on March 13, 2009, the Company borrowed $75 million under the Lion Credit Agreement and issued to Lion a seven-year warrant. In addition, under the Lion Credit Agreement, an additional $5,000,000 of loans made to the Company thereunder constituted a fee paid by the Company to Lion Capital. Lion Capital subsequently assigned such loans and its rights and obligations under the Lion Credit Agreement to Lion Capital (Americas) Inc. Mr. Capps is a member of Lion Capital and Mr. Richardson is a founder and designated member of Lion Capital. Lion Capital is the sole stockholder of Lion Capital (Americas) Inc. and Mr. Capps is President of Lion Capital (Americas) Inc. For additional information, see “Proposal 3” above.

Agreements Between Mr. Charney and Lion

In connection with the Lion Credit Agreement and the Investment Agreement, Dov Charney entered into the Investment Voting Agreement with Lion (see “Proposal 1” above for additional information).

In connection with the Lion Credit Agreement and the Investment Agreement, Mr. Charney also agreed to extend the lock-up agreement, dated as of December 12, 2007, pursuant to which Mr. Charney agreed not to make certain transfers of the 37,258,065 shares of Common Stock that he received pursuant to the Acquisition Agreement, from December 12, 2010 to December 31, 2013 (the “Extension Period”). However, the Extension Period will terminate upon the earliest to occur of the following events (the “Trigger Events”): (i) (A) Lion and its affiliates beneficially own less than 4 million shares of Common Stock issued or issuable upon exercise of the Lion Warrant and (B) the loans made pursuant to the Lion Credit Agreement have been repaid in full, (ii) Mr. Charney’s employment is terminated by the Company “without cause” or (iii) Mr. Charney terminates his employment with the Company for “good reason” (the terms “without cause” and “good reason” having the respective meanings set forth in his employment agreement, dated as of December 12, 2007, as it may be hereafter amended, supplemented or modified from time to time, between Mr. Charney and the Company). Notwithstanding the foregoing, during the Extension Period, in addition to any other transfers permitted prior to the Extension Period, Mr. Charney will have the right to transfer, in a single transaction or in multiple transactions from time to time, a number of shares of Common Stock otherwise subject to the lock-up agreement not to exceed 25% of the total number of shares of Common Stock in which Mr. Charney has a legal or beneficial interest as of December 12, 2010.

In connection with the Lion Credit Agreement and the Investment Agreement, Mr. Charney also entered into a letter agreement, dated March 13, 2009, with the Company and Lion to extend, with respect to Mr. Charney only, the time period applicable to the non-competition and non-solicitation covenants contained in Section 5.27(a) of the Acquisition Agreement from December 12, 2011 to December 31, 2013, provided that such extension period will terminate upon the earliest to occur of the Trigger Events described above.

Loans from Mr. Charney to the Company

At the closing of the Acquisition, the Company converted $6.0 million owed to Mr. Charney into two loans payable, which loans mature in December 2012 and bear interest at 6% from December 12, 2007. During the first quarter of 2008, Mr. Charney subordinated the loans to Toronto Dominion Bank in connection with the Company’s Canadian-dollar denominated line of credit. As of December 31, 2008, the outstanding loan balance was approximately $792,000. The largest aggregate amount of principal outstanding during fiscal year 2008 was $6.0 million. The amount of principal paid during fiscal year 2008 was approximately $5.2 million, and $346,000 of interest was paid during 2008.

On December 19, 2008, Mr. Charney loaned the Company $2.5 million in exchange for a promissory note (the “December Note”). On February 10, 2009, Mr. Charney loaned the Company an additional $4.0 million in exchange for a promissory note (the “February Note” and together with the December Note, the “Promissory Notes”). The Promissory Notes mature in January 2013 and provide for interest at an annual rate of 6%, payable in kind. The Promissory Notes were repaid in part in an aggregate amount equal to $3.25 million with a portion of the proceeds of the loans under the Lion Credit Agreement (described more fully under “Proposal 3” herein). A total of $5,000 of interest was paid during 2008 with respect to the December Note.

Personal Guarantees by Mr. Charney

Dov Charney has personally guaranteed the obligations of American Apparel under various property leases, including:

•	New York store at 712 Broadway, New York, NY for up to approximately $820,000 in aggregate obligations;

•	New York store at 183 E. Houston St. New York, NY for up to approximately $420,270 in aggregate obligations;

•	New York store at 1090 Third Ave., New York, NY for up to approximately $202,729 in aggregate obligations;

•	Chicago store at 1563 N. Milwaukee Ave., Chicago, IL for up to approximately $16,100 in aggregate obligations; and

•	Los Angeles store at 6922 Hollywood Blvd., Los Angeles, CA for up to approximately $1.8 million in aggregate obligations (equally and jointly guaranteed by the Company and Dov Charney).

Lease Agreement Between the Company and an Affiliate of Mr. Charney and Mr. Bailey

In December 2005, Old American Apparel entered into an operating lease, which commenced on November 15, 2006, for its knitting facility with American Central Plaza, LLC. As of the date of this Proxy Statement, Dov Charney holds an 18.75% ownership interest in American Central Plaza, LLC, while Martin Bailey, the Company’s Chief Manufacturing Officer, holds a 6.25% interest. The remaining members of American Central Plaza, LLC are not affiliated with the Company. The monthly lease payments are $48,000 and the lease expires in November 2011, with a five year extension available at Old American Apparel’s option.

Payments to Morris Charney

Morris Charney, Dov Charney’s father (“M. Charney”), serves as Sole Director, President, Secretary and Treasurer of American Apparel Canada Wholesale Inc. and Sole Director, President and Secretary of American Apparel Canada Retail Inc. Day to day operations of these two Canadian subsidiaries are handled by other employees of these subsidiaries, none of whom performs any policy making functions for the Company. Management of American Apparel sets the policies for American Apparel and its subsidiaries as a whole. Mr. M. Charney provided the initial funding for the founding of Old American Apparel in 1998, as well as subsequent additional financing, all remaining amounts of which were repaid during 2007. In February 2008,

Mr. M. Charney was paid a one time discretionary bonus of C$1.0 million out of the bonus pool that had been set up under the Acquisition Agreement in recognition of Mr. M. Charney providing of initial funding for the founding of Old American Apparel. Mr. M. Charney does not perform any policy making functions for the Company or any of its subsidiaries. Instead, Mr. M. Charney only provides architectural consulting services primarily for stores located in Canada and, in limited cases, in the United States. During 2008 and the first quarter of 2009, Mr. M. Charney was paid architectural consulting fees amounting to C$198,612 and C$52,825, respectively, for his services.

Severance Agreement and Release of Ken Cieply

Ken Cieply stepped down from his position as the Company’s Chief Financial Officer and Treasurer in May 2008 to pursue other opportunities. In connection with Mr. Cieply’s resignation as Chief Financial Officer and Treasurer, the Company and Mr. Cieply entered into a Severance Agreement and Release pursuant to which Mr. Cieply was entitled to certain severance benefits, including a $120,000 immediate cash payment and continued health insurance coverage and use of a Company apartment and automobile until July 31, 2008. The Severance Agreement and Release also contains undertakings by Mr. Cieply relating to the protection of the Company’s confidential information, as well as mutual releases and other standard provisions.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and any beneficial owner of more than ten percent of a registered class of the Company’s equity securities, to file reports (Forms 3, 4 and 5) of stock ownership and changes in ownership with the SEC and the NYSE Amex. Officers, directors and beneficial owners of more than ten percent of the Common Stock are required by SEC regulations to furnish the Company with copies of all such forms that they file.

Based solely on the Company’s review of the copies of Forms 3, 4 and 5 and the amendments thereto received by it for the year ended December 31, 2008, or written representations from certain reporting persons that no Forms 5 were required to be filed by those persons, the Company believes that during the year ended December 31, 2008, all filing requirements were complied with by its executive officers, directors and beneficial owners of more than ten percent of the Common Stock, except each of Robert Greene, Mark D. Klein, Allan Mayer, Keith Miller, Mark Samson, Mortimer Singer and Mark A. Thornton had one late filing of one Form 4 transaction related to the April 17, 2008 grant of Common Stock which was subsequently reported on a Form 5 by each individual (see “Directors Compensation – Fiscal 2008” herein for additional information).

OTHER BUSINESS

The Board of Directors knows of no other matters to be brought before the stockholders at the Annual Meeting. If other matters are properly presented for a vote at the Annual Meeting, the proxy holders will vote shares represented by properly executed proxies as recommended by the Board of Directors or, if no recommendation is given, in their discretion in accordance with their judgment on such matters.

INFORMATION CONCERNING STOCKHOLDER PROPOSALS

Proposals of stockholders that are intended to be presented at our 2010 Annual Meeting of Stockholders must be received by us no later than December 31, 2009 in order to be included in the proxy statement and form of proxy relating to that annual meeting. A stockholder must have continuously held at least $2,000 in market value, or 1%, of the Company’s outstanding Common Stock for at least one year by the date of submission of the proposal, and the stockholder must continue to own such stock through the date of the meeting.

In addition, for a stockholder proposal that is not intended to be included in the Company’s proxy statement for the 2010 Annual Meeting of Stockholders under the Exchange Act, written notice of the proposal, which notice must include the information required by the Bylaws, must be received by the Company’s Secretary not earlier than the close of business on the 90th day prior to the 2010 Annual Meeting of Stockholders and not later than the close of business on the 60th day prior to the 2010 Annual Meeting of Stockholders. If less than 70 days notice or prior public disclosure of the date of next year’s annual meeting is given or made to stockholders, then notice of a stockholder proposal that is not intended to be included in the Company’s proxy statement under Rule 14a-8 under the Exchange Act must be received no later than the close of business on the tenth day following the date on which notice of the date of such annual meeting is mailed to the stockholders or the date on which public disclosure of the date of such annual meeting is made, whichever is first. Furthermore, receipt by the Company of any such proposal from a qualified stockholder in a timely manner will not guarantee its inclusion in the proxy materials or its presentation at the 2010 Annual Meeting of Stockholders, because there are other relevant requirements in the SEC’s proxy rules.

For proposals that are timely filed, the Company retains discretion to vote proxies it receives provided that (1) the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion and (2) the proponent does not issue a proxy statement.

April 29, 2009

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Dov Charney

Dov Charney Chairman of the Board

Appendix A

AMERICAN APPAREL, INC.

INCENTIVE COMPENSATION PLAN

Section 1. Purpose of this Plan.

The purpose of this American Apparel, Inc. Incentive Compensation Plan (this “Plan”) is to attract, motivate and retain qualified employees and to tie a substantial portion of employees’ compensation to the performance of American Apparel, Inc. (the “Company”) by providing certain of its executives and other employees with cash incentive compensation awards (each, an “Award”).

Section 2. Administration of this Plan.

This Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Board”), or such other committee of the Board that shall succeed to the functions and responsibilities of such committee in relation to this Plan (the “Committee”). All members of the Committee shall qualify as “outside directors” (as the term is defined in Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”)).

The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of this Plan, to administer this Plan and to exercise all the powers and authorities either specifically granted to it under this Plan or necessary or advisable in the administration of this Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the length of the Performance Period (as defined below) designated for each Award; to determine the terms, conditions, restrictions and performance criteria, including the Performance Goals (as defined below), relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, or surrendered; subject to Sections 4 and 5, below, to make adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting any Company or the financial statements of any Company, in response to changes in applicable laws, regulations, or accounting principles or as otherwise provided in this Plan; to construe and interpret this Plan and any Award; to prescribe, amend and rescind rules and regulations relating to this Plan; to determine the terms and provisions of Awards; and to make all other determinations deemed necessary or advisable for the administration of this Plan.

Except (i) with respect to the executive officers of the Company or (ii) as required to comply with Section 162(m), or other applicable law (and only if such laws apply), or any listing requirement of the NYSE Amex, New York Stock Exchange, the NASDAQ Global Market System or any other exchange on which the Company’s securities may be listed, the Committee may delegate all or any part of its authority, duties or responsibilities under this Plan to such other appropriate officer of the Company, or in the case of ministerial duties, to any employee or committee comprised of employees of the Company.

Section 3. Eligibility.

Awards may be granted to officers and other employees of the Company (the “Participants”) designated by and in the sole discretion of the Committee with respect to the executive officers of the Company, and designated by and in the sole discretion of the Chief Executive Officer of the Company or other executive officer designated by the Committee with respect to the other Participants. Unless otherwise determined by the Committee or its designee, as applicable, in its/his sole discretion, a Participant, who commences participation in this Plan following the commencement of a Performance Period, may participate with respect to all outstanding Performance Periods; provided that the Awards payable with respect to each such Performance Period shall be prorated based on the number of days elapsed in such Performance Period.

Section 4. Terms of Awards.

Awards granted pursuant to this Plan, including the terms and conditions thereof, shall be communicated to Participants from time to time.

(a) General. Not later than 90 days after the commencement of each Performance Period, but in no case after 25% of the Performance Period has elapsed (such period, the “Designation Period”), the Committee shall specify in writing, by resolution of the Committee or other appropriate action with respect to Participants who are executive officers of the Company, and its designee shall specify in writing for each non-executive officer Participant, as applicable, in each case with respect to a Performance Period, the Performance Goals applicable to each Award. Performance Goals may include a threshold level of performance below which no payment shall be made, levels of performance at which specified percentages of the Award shall be paid and a maximum level of performance above which no additional payment shall be made; provided that the Committee shall have the authority to make appropriate adjustments in the achievement of Performance Goals under an Award to reflect the impact of extraordinary items not reflected in such goals, as described in Section 5, below. Unless otherwise provided by the Committee (or its designee) in connection with specified terminations of employment, payment in respect of Awards shall be made only if and to the extent the Performance Goals applicable to such Performance Period are attained.

(b) Special Provisions Regarding Maximum Payout of Awards. Notwithstanding anything to the contrary contained herein, in no event shall payment in respect of Awards granted for any Performance Period of one year or less in length be made to a Participant in an amount that exceeds $4,000,000, and for any Performance Period in excess of one year, $4,000,000, multiplied by a fraction, the numerator of which is the number of months in the Performance Period and the denominator of which is twelve.

(c) Discretionary Awards. Notwithstanding anything to the contrary herein, but subject to Section 4(b) above, an Award granted under this Plan, as determined by the Committee in its sole discretion, will not be required to be subject to the achievement of any Performance Goal or any other requirement otherwise applicable to Awards under this Plan.

Section 5. Performance Goals.

“Performance Goals” shall mean the criteria and objectives, determined by the Committee (or its designee, as applicable), that must be met during the applicable Performance Period as a condition of the Participant’s receipt of payment with respect to an Award. Performance Goals may include any or all (or a specified increase in any or all) of the following: earnings (including, without limitation, gross margin, earnings before taxes (EBT), earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA), net earnings, earnings per share, net sales or return on sales, total shareholder return, net revenue per employee, revenue growth, net income (before or after taxes), operating income, return on operating revenue, operating profit, return on capital, return on equity, return on assets or net assets, return on investment, cash flow, working capital, number of stores, comparable-store sales growth, earnings growth, gross revenue or revenue by pre-defined business segment, stock price (absolute or peer-group comparative), ratio of operating expenses to operating revenues, market share, overhead or other expense reduction, growth in stockholder value relative to various indices, including, without limitation, the S&P 500 Index or the Russell 2000 Index, implementation of Company policy, development of long-term business goals or strategic plans for the Company, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation and information technology, and goals relating to acquisitions or divestitures, affiliates or joint ventures or the exercise of specific areas of management responsibility.6

Such Performance Goals may relate to the performance of a Company, a business unit, product line, or any combination thereof. Performance Goals may also include such objective or subjective personal Performance Goals as the Committee may, from time to time, establish; provided, however, that with respect to any Awards intended to qualify as performance-based compensation for purposes of Section 162(m), the Performance Goals applicable to such Awards shall be objective and objectively determinable within the meaning of Section 162(m) and shall be designed to satisfy all other applicable requirements of Section 162(m). The Committee (or its designee, as applicable) shall have the sole discretion to determine whether, or to what extent, Performance Goals are achieved. Each of the Performance Goals will be determined in accordance with generally accepted accounting principles, as applicable; provided that the Committee will have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company, in response to changes in applicable laws or regulations, to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles, or to take into account other extraordinary items and events, except to the extent that doing so would cause an Award intended to be exempt from Section 162(m) to fail to be exempt.

Section 6. Performance Period.

The term “Performance Period” means a period established by the Committee during which performance will be measured for purposes of determining the extent to which one or more Participants will receive Awards under this Plan.

Section 7. Committee Certification of Performance Goal Attainment.

Following the completion of each Performance Period, the Committee with respect to the executive officers of the Company, or the Committee’s designee solely with respect to non-executive officer employees of the Company, as applicable, will certify in writing whether the applicable Performance Goals have been achieved in the applicable Performance Period. With respect to Awards that are intended to satisfy Section 162(m), the Committee will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of performance for the applicable Performance Period.

Section 8. Payment of Awards.

Unless otherwise determined by the Committee, an Award will be paid in cash within 60 days after the end of the applicable Performance Period, but in no event later than two and a half months following the end of the year in which the Awards are no longer subject to a substantial risk of forfeiture. Except as otherwise determined by the Committee pursuant to Section 9, below, an Award will be paid only if the Participant is employed by the Company at the conclusion of the Performance Period in respect of which it is paid.

Section 9. Separation from the Company and Its Subsidiaries; Change in Control.

(a) Except as otherwise determined by the Committee, if a Participant’s employment with the Company and its subsidiaries terminates prior to the end of a Performance Period for any reason, no Award will be payable to the Participant with respect to any Performance Period in effect at the time the termination occurs.

(b) The Committee may determine, on a case by case basis, the treatment of an Award upon the occurrence of a change in control of the Company (as may be defined from time to time by the Committee) or in the event of certain terminations of employment following a change in control.

(c) Any Participant may designate in writing the beneficiary of the unpaid amount of an Award in case of death and if no designation has been made, or if any such designation shall become ineffective, any such unpaid amount will be paid to the Participant’s estate. Such designation shall be effective upon receipt thereof by the Company. Any such designation may be revoked in writing by a Participant at any time without the consent of any such beneficiary.

Section 10. Amendments.

The Committee may amend this Plan at any time, provided that such changes may be made consistent with the provisions of Section 162(m) without adversely affecting the ability of the Company to deduct the compensation that may be paid pursuant to this Plan for federal income tax purposes. The Committee may also amend this Plan as it deems necessary or appropriate to comply with any applicable provisions of the Code or regulations or other applicable guidance thereunder (the “Regulations”), including, without limitation, Section 409A of the Code. If the Code or the Regulations would require stockholder approval of such amendment in order for payments under this Plan to be deductible, then no such amendment shall be effective without such approval.

Section 11. Termination.

The Board may terminate this Plan at any time. No termination of this Plan shall adversely affect the right of any person to receive any Award for a Performance Period or Periods for which such person had been designated under Section 3 of this Plan. This Plan shall remain in effect until terminated by the Board.

Section 12. Miscellaneous.

(a) Nothing contained in this Plan shall be construed as giving any employee of the Company the right to participate in this Plan or to continued employment or any interest in any asset of the Company or any of its subsidiaries, nor to prevent the Company or any of its subsidiaries or affiliates from taking any action that it deems to be appropriate or in its best interests, whether or not such action would have an adverse effect on this Plan or the amounts payable hereunder.

(b) To the extent a Participant is entitled to a cash bonus award (including a long-term bonus award) under the terms of an employment or other agreement or arrangement between the Participant and the Company (or any affiliate thereof), Awards granted to such Participant under this Plan are intended to satisfy the obligations of the Company (or, to the extent applicable, the Company’s affiliate) under such agreement or arrangement and are not intended to establish an additional right to such compensation.

(c) This Plan shall be unfunded and the Company shall not be required to establish any segregation of assets to assure payment of any Awards made hereunder.

(d) A Participant may not sell, transfer or assign any right or interest in this Plan except as provided in Section 8(c) hereof and any attempted sale, transfer or assignment shall be null and void.

(e) This Plan shall be governed by and construed in accordance with the laws of the State of California and the applicable provisions of the Code and Regulations.

Section 13. Withholding Taxes.

The Company shall have the right to withhold from any payment otherwise due by reason of any Award to a Participant the amount of any taxes or other applicable legal withholdings that the Company may be required to withhold.

Section 14. Effective Date.

This Plan shall be effective as of April 13, 2009 (the “Effective Date”), subject to stockholder approval at the 2009 Annual Meeting of Stockholders and, if so approved, shall remain in effect until terminated in accordance with Section 11 hereof.

American Apparel, Inc.

VOTE BY INTERNET OR TELEPHONE QUICK*** EASY*** IMMEDIATE

As a stockholder of American Apparel, Inc., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on June 16, 2009.

Vote Your Proxy on the Internet: Go to http://www.cstproxy.com/americanapparel/2009

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

OR

Vote Your Proxy by Phone:

Call 1 (866) 894-0537 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

OR

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

AMERICAN APPAREL, INC. PROXY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES FOR DIRECTOR AND “FOR” ITEMS 2, 3 AND 4.

. To elect Messrs. Jacob Capps, Adrian Kowalewski FOR WITHHOLD FOR ALL and Neil Richardson to the Board of Directors, each ALL ALL EXCEPT to serve for a term of three years and until his successor is duly elected and qualified, or such director’s earlier death, resignation or removal.

NOMINEES: 01. Jacob Capps

2. Adrian Kowalewski

3. Neil Richardson

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

2. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31,2009.

3. To approve the issuance of shares of common stock upon exercise of the warrant issued to an affiliate of Lion Capital LLP at a price less than the floor price if the anti-dilution provisions of the warrant so require.

4. To approve the American Apparel, Inc. Incentive Compensation Plan.

FOR

AGAINST ABSTAIN

Label Area 4” x 1 1/2”

To change the address on your account, please check the box at right, make changes on the left. Please note that changes to the registered name(s) on the account may not be submitted via this method.

PRINT AUTHORIZATION(THIS BOXED AREA DOES NOT PRINT)

To commence printing on this proxy card please sign, date and fax this card to this number: 212-691-9013 or email us your approval.

DATE:

TIME:

SIGNATURE:

Broker Quantity.

Registered Quantity.

Note: SCOTTl to Email final approved copy for Electronic Voting website setup: Yes D

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

., 2009.

Signature.

.Date.

.Signature.

Note: Please sign exactly as your name(s) appear(s) on this Proxy. All holders must sign. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held June 17, 2009

This proxy statement and our 2008 Annual Report to Stockholders are available at http://www.cstproxy.com/americanapparel/2009

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

proxy American Apparel

747 Warehouse Street Los Angeles, California 90021

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 17,2009 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) of American Apparel, Inc., a Delaware corporation (the “Company”), hereby appoint(s) Dov Charney, Adrian Kowalewski and Glenn A. Weinman as proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of the Company to be held at the Company’s headquarters located at 747 Warehouse Street, Los Angeles, California 90021, on Wednesday, June 17, 2009 at 2:00 p.m. Pacific Time, or any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the Annual Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, the Proxy Statement with respect thereto and our Annual Report for the year ended December 31, 2008 and revoke(s) any proxy heretofore given with respect to such meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED ON THE REVERSE SIDE. IF THIS PROXY IS EXECUTED BUT NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, “FOR” ITEMS 2, 3 AND 4 SET FORTH ON THE REVERSE SIDE AND, IN THE DISCRETION OF THE PROXY HOLDERS, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

This proxy is revocable and the undersigned may revoke it at any time prior to its exercise. Attendance of the undersigned at the above meeting or any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned votes said shares in person.

(Continued, and to be marked, dated and signed, on the other side)